UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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RICHARDSON ELECTRONICS, LTD.

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RICHARDSON ELECTRONICS, LTD.

40W267 Keslinger Road

P.O. Box 393

LaFox, Illinois 60147-0393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 6, 2020

Dear Stockholders:

On behalf of the Board of Directors and Management of Richardson Electronics, Ltd., I invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, October 6, 2020, at 2:00 p.m. Central Time, at our corporate headquarters at 40W267 Keslinger Road, LaFox, Illinois 60147-0393.

The purpose of the Annual Meeting is to consider and vote on the following matters:

1.	To elect six directors nominated by Richardson’s Board of Directors for a term expiring at the 2021 Annual Meeting (Proposal 1);
2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2021 (Proposal 2);
3.	To approve, on an advisory basis, the compensation of our Named Executive Officers (Proposal 3);
4.	To approve the amendment and restatement of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (Proposal 4); and
5.	To act upon any other business that may properly come before the meeting or at any adjournment or postponement thereof.

We currently are not aware of any other matters scheduled to come before the Annual Meeting. All stockholders are invited to attend the meeting, although only stockholders of record at the close of business as of August 7, 2020 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote by telephone, via the Internet or by mail before the Annual Meeting or in person at the Annual Meeting. For specific instructions, please refer to the accompanying proxy card. We encourage you to vote by telephone, Internet or mail in advance of the Annual Meeting even if you currently plan to attend the Annual Meeting.

This year we are again taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to stockholders via the Internet. On or about August 24, 2020, we will send notice of Internet availability of proxy materials to holders of our common stock as of the record date. The notice describes how you can access our proxy materials beginning on August 24, 2020.

By Order of the Board of Directors,

EDWARD J. RICHARDSON Chairman of the Board, Chief Executive Officer and President

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about August 24, 2020, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about August 24, 2020.

Information About Attending the Annual Meeting

We intend to hold the Annual Meeting in person at our corporate headquarters. However, we are actively monitoring the current coronavirus ("COVID-19") global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting including but not limited to temperature check, wearing a mask and maintaining six-foot social distance.

In the event it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

PROXY STATEMENT

RICHARDSON ELECTRONICS, LTD.

PROXY STATEMENT

ANNUAL MEETING INFORMATION

General

The Board of Directors of Richardson Electronics, Ltd. (the “Company,” “we,” “our” or “us”) is soliciting your proxy for the Annual Meeting of Stockholders to be held at our corporate headquarters located at 40W267 Keslinger Road, LaFox, Illinois 60147-0393, on Tuesday, October 6, 2020, at 2:00 p.m. Central Time, and at any and all adjourned or postponed sessions of the Annual Meeting. On or about August 24, 2020, we will mail to our stockholders of record a notice of Internet availability of proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 30, 2020. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the notice.

We intend to hold the Annual Meeting in person at our corporate headquarters. However, we are actively monitoring the current coronavirus ("COVID-19") global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact (defined as being within six feet for 15 minutes or more without facial covering) with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting including but not limited to temperature check, wearing a mask and maintaining six-foot social distance.

In the event it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

Record Date and Quorum

Stockholders of record at the close of business on August 7, 2020, the record date, are entitled to notice of and to vote their shares at the Annual Meeting. At the record date, 11,110,735 shares of our common stock, and 2,096,919 shares of our Class B common stock were issued and outstanding. The common stock is listed for trading on the Nasdaq Global Select Market under the symbol “RELL”. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares of common stock and Class B common stock entitled to vote is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes (as defined below) are considered as shares present at the Annual Meeting for the purpose of determining a quorum.

How to Vote

Stockholders can simplify their voting and reduce Company expenses by voting by telephone or via the Internet. If you vote by telephone or via the Internet, you do not need to mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A control number located on the proxy card is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are held in the name of a bank or broker, you should follow the voting instructions you receive from the bank or broker. The availability of telephone or Internet voting will depend on your bank or broker’s voting process. If you choose not to vote by telephone or Internet, please return your proxy card properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card.

The election of directors (Proposal 1), the non-binding advisory vote on executive compensation (Proposal 3) and the approval of the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan (Proposal 4) are “non-discretionary” matters. Therefore, your broker may not vote your shares with respect to these items unless it receives your voting instructions, and if it does not, those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank or broker that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. See “Vote Required, Abstentions and Broker Non-Votes” for more information regarding the effect of broker non-votes.

If your proxy card is signed and returned without specifying choices, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement.

The Board of Directors recommends that you vote:

•	FOR the election of each director nominee (Proposal 1);
•	FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2021 (Proposal 2);
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal 3); and
•	FOR the approval of the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan (Proposal 4).

The Company knows of no other matters scheduled to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters at the discretion of the persons named as proxies, except proxies that are marked to deny discretionary authority.

We encourage you to vote your shares in advance of the Annual Meeting date even if you plan to attend the Annual Meeting.

Vote Required, Abstentions and Broker Non-Votes

Holders of common stock are entitled to one vote for each share of common stock held on the record date, and holders of the Class B common stock are entitled to ten votes for each share of Class B common stock held on the record date.

If a quorum is present at the Annual Meeting, the six candidates for director who receive the highest number of affirmative votes will be elected. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares representing a majority in voting power of the Company’s common stock present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Proposals 2, 3 and 4. Proxy cards marked as abstentions on Proposals 2, 3 and 4 will not be voted and will have the effect of a negative vote. Please note that a broker or other nominee will not be permitted to vote your shares on Proposals 1 (election of directors), 3 (advisory approval of executive compensation) or 4 (approval of the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan) absent specific instructions from you. Broker non-votes on Proposals 1 and 4 will have no effect; broker non-votes on Proposal 3 will have the effect of a negative vote on the proposal. Because Proposal 2 is a routine proposal on which a broker or other nominee generally has discretionary authority to vote, we do not expect any broker non-votes on Proposal 2.

Revocability of Proxies

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy given or change your vote cast, by telephone or via the Internet, you must do so by telephone or via the Internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on October 5, 2020.

Proxy Solicitation

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may also solicit proxies personally or by telephone, e-mail or other means.

PROPOSAL 1 – ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect six directors to serve on our Board of Directors until the next annual meeting, or until their successors are elected and shall have qualified, subject to their earlier death, resignation or removal as permitted by law. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the six persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

Our Board of Directors, acting through our Nominating Committee, is responsible for nominating a slate of directors that collectively have the complementary experience, qualifications, skills and attributes to guide the Company and function effectively as a Board.

The Nominating Committee has recommended Edward Richardson, Jacques Belin, James Benham, Kenneth Halverson, Robert Kluge and Paul Plante as nominees for election at the Annual Meeting.

We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. All of our directors have managerial experience and are accustomed to dealing with complex problems. We also believe each of our nominees has other attributes necessary to create an effective Board, including high personal and professional ethics, the willingness to engage management and each other in a constructive and collaborative fashion, the ability to devote significant time to serve on our Board and its committees and a commitment to representing the long-term interests of all our stockholders. In addition to these attributes, in each individual’s biography set forth below, we have highlighted specific experience, qualifications and skills that led the Nominating Committee and the Board to conclude that each individual should be nominated to serve as a director of the Company.

Jacques Belin, age 69, has been a director of the Company since October 2013. He served as Managing Director of Thales Components and Subsystems (“Thales”) from 2000 to 2011. He retired from Thales in October 2011. Prior to 2000, he served in multiple capacities including Quality and Production Engineer, Operations Manager and Factories Manager. In addition, Mr. Belin was heavily involved at Thales in areas including strategy, sales and marketing and administration. Mr. Belin holds an engineering degree from Ecole Centrale in Paris. His entire career has been devoted to the electron tube and subsystems business. Mr. Belin’s qualifications to serve on our Board of Directors include his vast experience in the industry and knowledge of other advanced power generation, microwave, healthcare and detection technologies.

James Benham, age 75, has been a director of the Company since October 2013. He has served as a Technical and Marketing Consultant to the Night Vision and Microwave Devices Industries since March 2013. He retired in March 2013 after 46 years in the Defense Electronics industry. Prior to his retirement, Mr. Benham was the President of L-3 Communications Narda West Division in Folsom, California from 2011 to 2013. For the previous 16 years, he was President of the Electron Devices Division of L-3 Communications. Mr. Benham received his BS in Chemistry from the State University of New York and an MBA from Lynchburg College in Lynchburg, Virginia. He has also completed executive development programs at The Wharton School of the University of Pennsylvania, Harvard Business School and Stanford University. Additionally, Mr. Benham holds a patent in the night vision field. Mr. Benham’s qualifications to serve on our Board of Directors include his 45+ years of technology development, engineering and management experience. Mr. Benham previously served as a director of Intevac Inc.

Kenneth Halverson, age 68, has been a director of the Company since October 2013. He has been a board member of Shiftrx, LLC since November 2018. Mr. Halverson has been a consultant with Halverson Consulting, LLC since 2009. Previously, he was Senior Vice President from 1999 to 2009 with MedAssets, Inc., one of the largest Group Purchasing Organizations in the country. MedAssets provides service to thousands of hospitals helping them to reduce their overall expenses. Mr. Halverson was with Comdisco Inc. from 1984 to 1999, acting as Senior Vice President and President of the Healthcare Group, which leased imaging and clinical equipment as well as refurbished and remarketed imaging equipment. Mr. Halverson holds an MBA in Finance from Northwestern University’s Kellogg School of Management and has held various executive positions with technology and healthcare companies throughout his career. Mr. Halverson’s qualifications to serve on our Board of Directors include his extensive experience with healthcare companies as well as his background in technology and finance.

Robert Kluge, age 74, has been a director of the Company since October 2017. He has served as the General Manager, and later as President of the Imaging Components Business at Varian Medical Systems, Inc. from February 1993 to February 2014 and as a Corporate Senior Vice President. He served as General Manager of X-Ray Products for Picker International from 1988 to 1993 and oversaw the diagnostic X-Ray product line, including X-Ray systems for Radiographic, R&F and Vascular applications, and was later given expanded responsibility for X-ray tubes. Mr. Kluge began his career in 1973 with General Electric Medical Systems as a participant in the Financial Management Program. He held a number of management positions at GE, including Service Business Marketing Manager and General Manager of Marketing and Strategy for the X-Ray Tube business. Mr. Kluge holds a B.S. in Economics and an MBA in Finance from the University of Wisconsin. Mr. Kluge’s qualifications to serve on our Board of Directors include his significant management experience in the design and manufacturing of diagnostic imaging components including CT tubes and flat panel detectors, and his extensive knowledge of marketing, strategy and general management.

Paul J. Plante, age 62, has been a director since October 2011. Mr. Plante has been Director of Cardinal Vending and Markets, LLC, a privately held company, since March 2020. From December 2008 to March 2020, Mr. Plante was the President and owner of Florida Fresh Vending, LLC., a privately held company, with vending machines throughout Central Florida that was sold to Cardinal Vending and Markets in March 2020. He has provided business consulting services to the electronics industry since 2008. Prior to that time he was Vice President, Medical Industry Solutions, for the Kimball Electronics Group from February 2007 until May 2008, after the purchase by Kimball Electronics of Reptron Electronics, Inc. From February 2004 to February 2007, Mr. Plante was President and Chief Executive Officer and a member of the Board of Directors of Reptron Electronics, Inc., a publicly held provider of electronics manufacturing services with a focus on the medical industry. From 1994 until 2004, he served as the President and Chief Operating Officer of Reptron. Mr. Plante negotiated and led Reptron Electronics, Inc. through a successful pre-arranged Chapter 11 reorganization period that strengthened the company’s balance sheet and liquidity with no significant loss of customers, employees or suppliers. Prior to 1994, he was the Chief Financial Officer at Reptron and at K-Byte, Inc., a Michigan based software developer and electronics manufacturer. Mr. Plante has a degree in accounting and has been a licensed certified public accountant. We believe Mr. Plante is financially literate and qualifies as an “audit committee financial expert” under SEC rules. Mr. Plante’s qualifications to serve on our Board of Directors include his significant experience in the electronics industry, his experience managing electronics manufacturing companies and his extensive financial knowledge. Mr. Plante also serves as a director of SigmaTron International, Inc.

Edward J. Richardson, age 78, has been a director of the Company since 1965. He is currently the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Richardson has been employed by the Company in various capacities since 1961. Mr. Richardson’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer for over 40 years and his unique ability to bring historic knowledge and continuity to the Board.

The Company knows of no reason why any of the nominees for director would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

Our Board of Directors recommends that you vote “FOR” the election of each director nominee.

CORPORATE GOVERNANCE

Independence of Directors

The Board of Directors has determined that Messrs. Belin, Benham, Halverson, Kluge and Plante are independent as defined by Nasdaq listing standards. All members of the Audit, Compensation & Governance and Nominating Committees are independent in accordance with applicable laws and Nasdaq rules for members of such committees.

Board Leadership Structure

The Company has no fixed policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made based on the best interests of the Company and its stockholders considering the circumstances at the time. Currently, these roles are combined with Mr. Richardson serving as both the Chairman of the Board and the Chief Executive Officer. Mr. Richardson possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business, and is responsible for the day-to-day operations of the Company. Therefore, the Board believes that Mr. Richardson is best positioned to efficiently develop agendas that ensure that the Board's time and attention are focused on the most critical matters and to execute strategic plans effectively, especially given the relatively small size of the Company's Board.

At the selection of the Board, Mr. Plante serves as lead independent director (or “lead director”). The lead director acts as a key liaison with the Chief Executive Officer and assists the Chairman of the Board in setting the Board agenda, chairs executive sessions of the Board and communicates Board member feedback to the Chief Executive Officer. In addition, the Company's non-management directors meet in regularly scheduled executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The Board believes this approach appropriately and effectively complements the combined role of Chairman of the Board and Chief Executive Officer.

Board and Committee Information

During our last fiscal year, the Board of Directors held four meetings. Each director attended, either in person or telephonically, at least 75% of the aggregate number of such meetings and meetings of the committees on which he served. Although we have no formal policy about attendance at the Annual Meeting of Stockholders by our directors, it is encouraged. Last year, five directors attended the Annual Meeting, with one director unable to attend due to illness.

During our last fiscal year, the Board of Directors had four standing committees: the Audit Committee, Compensation & Governance Committee, Executive Committee and Nominating Committee.

During our last fiscal year, the members and chair of each committee were as follows:

Director	Audit	Compensation	Executive	Nominating
Jacques Belin	✓	✓		✓
James Benham	✓	✓		✓
Kenneth Halverson	✓	✓		✓
Robert Kluge	✓	✓		✓
Paul Plante	✓*	✓*	✓	✓*
Edward Richardson			✓*

* chair

Executive Committee. The Executive Committee did not meet during the last fiscal year. This committee may exercise all authority of the Board of Directors in the management of the Company during the interval between meetings of the Board of Directors, except as otherwise provided in our by-laws or by applicable law.

Audit Committee. The Audit Committee held four meetings during the last fiscal year. The committee is comprised of five independent directors and the Board of Directors has determined that the composition and functioning of the committee complies with the rules of the SEC and Nasdaq, including that each of its members is independent as that term is defined in Nasdaq rules, and that one of its members, Mr. Plante, qualifies as an “Audit Committee Financial Expert,” as that term is defined in SEC rules.

This committee’s responsibilities include:

•	Engaging and discharging the independent auditors (or recommending such actions);
•	Reviewing with the independent auditors the plan and results of the auditing engagement;
•	Reviewing the scope and results of our procedures for internal auditing;
•	Approving each professional service provided by the independent auditors prior to the performance of such services;
•	Reviewing the independence of the independent auditors;
•	Considering the range of audit and non-audit fees for the independent auditors;
•	Reviewing the adequacy of the issuer’s system of internal accounting controls;
•	Directing and supervising special investigations as necessary; and
•	Overseeing such other matters relating to our financial affairs and accounts as required by law or regulation or as it deems desirable or as the Board of Directors may assign to it.

The Audit Committee has adopted a written charter approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com.

The Audit Committee’s report is on page 14.

Compensation & Governance Committee. The Compensation & Governance Committee (the “Compensation Committee”) held five meetings in the last fiscal year. The committee is comprised of five independent directors and the Board of Directors has determined that the composition and functioning of this committee complies with the applicable Nasdaq and SEC requirements.

The committee’s responsibilities include:

•

Establishing, reviewing and approving the base salary, non-equity incentive compensation, perquisites and any other forms of non-equity compensation for our Chairman and Chief Executive Officer and for our executive officers;

•	Reviewing and monitoring our incentive compensation and retirement plans and performing the duties imposed on the Committee by the terms of those plans;
•

Administering our incentive compensation plans, including determining the employees to whom stock options and stock awards are granted, the number of shares subject to each option or award and the date or dates upon which each option or award may be exercised;

•	Developing and reviewing the Company’s Corporate Governance Guidelines; and
•	Performing other duties deemed appropriate by the Board of Directors.

A discussion of the Compensation Committee’s processes and procedures for determining executive and director compensation can be found in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee chairman reports the Committee’s recommendations on executive compensation to the Board of Directors. The Compensation Committee has authority to retain, approve fees for and terminate consultants as it deems necessary to assist in the fulfillment of its duties and responsibilities. The committee has adopted a written charter which is available on our website at www.rell.com.

The Compensation Committee report is on page 21.

Nominating Committee. The Nominating Committee met once during the last fiscal year and is comprised of five independent directors.

In considering whether to recommend any particular candidate for inclusion on the Board of Directors’ slate of recommended director nominees, the Nominating Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The committee believes that the background and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board of Directors to fulfill its responsibilities.

Management and the Directors submit candidates for nomination for election to the Board of Directors for committee consideration. With respect to the election of director nominees at the Annual Meeting, the Nominating Committee recommended the Board nominate each of the directors currently serving on the Board.

Stockholders may also submit names of candidates for consideration by the Nominating Committee, provided that such submissions have been received by the Board of Directors no later than July 14, 2020. The Company received no such proposals for the 2020 Annual Meeting of Stockholders. Stockholders may also nominate a candidate or candidates for election as a director during the annual meeting at which directors are elected. Stockholder proposals made in accordance with Rule 14a-8 for inclusion in the proxy statement for presentation at the 2021 Annual Meeting of Stockholders must be received by April 26, 2021 and stockholders who intend to present a proposal at the 2021 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than July 10, 2021 (with the submissions of names of candidates for consideration by the Nominating Committee due no later than July 13, 2021).

The Company does not have a policy regarding the consideration of diversity in identifying director nominees. The committee has not adopted a written charter. The Company is utilizing the "Controlled Company" exemption pursuant to Nasdaq Rule 5615(c) for purposes of the Nominating Committee Charter Requirement. The determination is based on the fact that Mr. Richardson beneficially owns approximately 65% of the voting rights as of the record date.

Board Role in Risk Oversight

Non-management Directors meet regularly in executive sessions without management. Executive sessions are held during each regularly scheduled Board meeting and the Company’s lead independent director presides over these sessions.

The Board and each of the Audit, Nominating and Compensation & Governance Committees conduct annual self-evaluations, as contemplated by the Company’s Corporate Governance Guidelines and, as applicable, the charters of such Board Committees.

While the Company's management is responsible for day-to-day management of various risks facing the Company, the Board of Directors is responsible for evaluating the Company's exposure to risk and monitoring the steps management has taken to assess and control risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee. The Audit Committee oversees risks related to the integrity of the Company’s financial statements and financial reporting, and the Compensation Committee oversees risks related to the Company’s compensation plans and practices. In performing its oversight responsibilities, the Board receives periodic reports from the Chief Executive Officer and other members of senior management on areas of risk facing the Company. The Audit and Compensation Committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Compensation of Directors

Non-employee directors receive a quarterly retainer of $4,500, meeting fees of $1,000 for each Audit Committee meeting and $750 for Board and other committee meetings. The Chairman of the Audit Committee receives an additional quarterly retainer of $1,500.

Upon joining the Board, new directors receive a grant of 25,000 common stock options that vest over five years. After the five-year period, directors receive an annual grant of 5,000 common stock options that are fully vested on the date of grant.

Employee directors receive no compensation related to their service on our Board of Directors in addition to their regular employee compensation. For a discussion of the compensation paid to our management director, Mr. Richardson, see the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers.”

Fiscal Year 2020 Director Compensation Table

The following table shows compensation information for each of our non-employee directors during fiscal 2020.

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards($) (1)	Total ($)
Jacques Belin	$29,500	$4,050	$33,550
James Benham	29,500	4,050	33,550
Kenneth Halverson	29,500	4,050	33,550
Robert Kluge	29,500	4,050	33,550
Paul Plante	35,500	4,050	39,550

(1)

Amounts represent the dollar amount recognized for financial statement reporting purposes with respect to fiscal 2020 for the fair value of stock options granted to each director, in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 718, and do not correspond to the actual value that will be recognized by each director. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 3, Significant Accounting Policies - Share-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2020, filed with the SEC on August 3, 2020.

EXECUTIVE OFFICERS

The following are our executive officers as of August 7, 2020:

Name	Age	Position
Edward J. Richardson	78	Chairman, Chief Executive Officer and President
Wendy S. Diddell	55	Executive Vice President, Chief Operating Officer
Gregory J. Peloquin	56	Executive Vice President, Power and Microwave Technologies Group (“PMT”)
Robert J. Ben	55	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary
Jens Ruppert	47	Executive Vice President and General Manager, Canvys
Kathy McNally	61	Senior Vice President, Global Supply Chain

Mr. Richardson has been employed by the Company since 1961, holding several positions during this time. He was Chairman of the Board, Chief Executive Officer and President from September 1989 until November 1996. Since that time, Mr. Richardson has continued to hold the offices of Chairman of the Board, Chief Executive Officer and President. He also served as Chief Operating Officer from April 2006 until December 2015, and as the General Manager of the Electron Device Group from June 2009 to June 2014.

Ms. Diddell has been Executive Vice President since June 2007 and, as of December 23, 2015, Ms. Diddell assumed the role of Chief Operating Officer. Effective March 13, 2019, Ms. Diddell assumed direct responsibility for the Richardson Healthcare business. From June 2007 through December 2015, she held the role of Executive Vice President, Corporate Development. From June 2009 through June 2015, she also assumed the role of General Manager of our Canvys business. Prior to June 2007, Ms. Diddell was Executive Vice President and General Manager of our Security Systems Division since February 2006. Prior to that, Ms. Diddell was employed as Vice President and General Manager of the Security Systems Division since June 2004 and as a management consultant for the Security Systems Division since July 2003.

Mr. Peloquin has been Executive Vice President, Power and Microwave Technologies Group since June 2015. In June 2014, he re-joined the Company as Executive Vice President, Electron Device Group. From March 2011 to June 2014, Mr. Peloquin was President of Richardson RFPD, a division of Arrow Electronics. Prior to that, Mr. Peloquin was Executive Vice President of the RF Power & Wireless Division of the Company, which was sold to Arrow Electronics in 2011.

Mr. Ben has been Executive Vice President, Chief Financial Officer and Corporate Secretary since August 17, 2015 and assumed the role of Chief Accounting Officer on October 16, 2016. Prior to joining Richardson Electronics, Mr. Ben was employed by Cobra Electronics Corporation as their Senior Vice President, Chief Financial Officer from 2011 to 2014, Vice President and Corporate Controller from 2008 to 2011, Senior Corporate Controller from 2006 to 2008 and Corporate Controller from 2000 to 2006.

Mr. Ruppert has been the Executive Vice President and General Manager, Canvys since July 2015. Prior to joining Richardson Electronics, Mr. Ruppert was the Managing Director of Envinet GmbH a German based high-tech company. Prior to that, Mr. Ruppert was with NDS Surgical Imaging from April 2006 through December 2013. While with NDS Surgical Imaging, Mr. Ruppert held various management positions including Vice President and General Manager from January 2010 to December 2013. Prior to NDS Surgical Imaging, Mr. Ruppert held management positions at Heraeus-Med (Maquet/Getinge) and Gebrueder Martin (KLS Martin Group). Mr. Ruppert started his career as an engineer and worked his way up through sales, marketing and general management within the medical display and operating room equipment market.

Ms. McNally has been Senior Vice President, Global Supply Chain, since 2009. Previously she served as Senior Vice President of Marketing Operations and Customer Support from 2000 to 2009 and as Vice President and Corporate Officer of Marketing Operations from 1989 until 2000. Prior to that, she held various positions within the marketing department since joining the Company in 1979.

Executive officers are elected annually by the Board of Directors at the time of the annual stockholders meeting and serve until their earlier resignation, death or removal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock and Class B common stock beneficially owned by (1) each director, (2) each of our Non-Director Executive Officers, (3) all directors and executive officers of the Company as a group and (4) each other person who is known by us to beneficially own more than 5% of our common shares. Percent of Class and Percent of Total Voting Rights are based on 13,207,654 shares outstanding as of August 7, 2020. The address of the directors and officers listed below is c/o Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

The Company does not have formal policies regarding the ability of our officers, directors and employees to engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. However, historically, our management and directors have not engaged in hedging transactions with respect to our equity securities.

	Shares of Common Stock (1) (2)		Percent of Class	Shares of Class B Common Stock (2)	Percent of Class B Common Stock	Percent of Total Voting Rights
Directors:
Jacques Belin	35,000	(3)	*	—	*	*
James Benham	35,000	(4)	*	—	*	*
Kenneth Halverson	35,000	(5)	*	—	*	*
Paul J. Plante	45,000	(6)	*	—	*	*
Robert Kluge	13,000	(7)	*	—	*	*
Edward J. Richardson	2,164,158	(8)	16.4%	2,063,566	98.4%	64.6%
Non-Director Executive Officers:
Wendy S. Diddell	218,438	(9)	*	—	*	*
Gregory J. Peloquin	77,116	(10)	*	—	*	*
Robert J. Ben	51,662	(11)	*	—	*	*
Jens Ruppert	56,500	(12)	*	—	*	*
Kathy McNally	73,483	(13)	*	—	*	*
All Executive Officers and Directors as a Group of 11 people	2,804,357	(14)	21.2%	2,063,566	98.4%	66.6%
Other Beneficial Owners:
BML Investment Partners L.P.	1,085,000	(15)	9.8%	—	*	3.4%
Royce & Associates LP	1,028,375	(16)	9.3%	—	*	3.2%
Dimensional Fund Advisors LP	890,460	(17)	8.0%	—	*	2.8%
Renaissance Technologies LLC	857,067	(18)	7.7%	—	*	2.7%
Mutual of America Capital Management LLC	715,206	(19)	6.4%	—	*	2.2%
Chain of Lakes Investment Fund, LLC	680,832	(20)	6.1%	—	*	2.1%

*Less than 5%

(1)

Except as noted, beneficial ownership of each of the shares listed is comprised of both sole investment and sole voting power, or investment power and voting power that is shared with the spouse of the director or officer.

(2)	Common stock is entitled to one vote per share and Class B common stock is entitled to ten votes per share.
(3)	Includes 35,000 shares of common stock to which Mr. Belin holds stock options exercisable within 60 days of August 7, 2020.
(4)	Includes 35,000 shares of common stock to which Mr. Benham holds stock options exercisable within 60 days of August 7, 2020.
(5)	Includes 35,000 shares of common stock to which Mr. Halverson holds stock options exercisable within 60 days of August 7, 2020.
(6)	Includes 45,000 shares of common stock to which Mr. Plante holds stock options exercisable within 60 days of August 7, 2020.
(7)	Includes 13,000 shares of common stock to which Mr. Kluge holds stock options exercisable within 60 days of August 7, 2020.
(8)

Includes 2,063,566 shares of common stock that would be issued upon conversion of Mr. Richardson’s Class B common stock, 4,000 shares of common stock to which Mr. Richardson holds stock options exercisable within 60 days of August 7, 2020 and 96,592 restricted stock awards.

(9)	Includes 149,000 shares of common stock to which Ms. Diddell holds stock options exercisable within 60 days of August 7, 2020 and 69,438 restricted stock awards.
(10)	Includes 38,800 shares of common stock to which Mr. Peloquin holds stock options exercisable within 60 days of August 7, 2020 and 36,296 restricted stock awards.
(11)	Includes 16,500 shares of common stock to which Mr. Ben holds stock options exercisable within 60 days of August 7, 2020 and 32,462 restricted stock awards.
(12)	Includes 29,000 shares of common stock to which Mr. Ruppert holds stock options exercisable within 60 days of August 7, 2020 and 27,500 restricted stock awards.

(13)	Includes 48,926 shares of common stock to which Ms. McNally holds stock options exercisable within 60 days of August 7, 2020 and 20,979 restricted stock awards.
(14)

Includes 2,063,566 shares of common stock issuable on conversion of Class B common stock, 449,226 shares of common stock issuable upon options exercisable within 60 days of August 7, 2020 and 283,267 restricted stock awards.

(15)

With respect to information relating to BML Investment Partners L.P., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 11, 2020. BML Investment Partners L.P. is the beneficial owner of 1,079,000 shares, with shared dispositive and shared voting power as to such shares. Braden M. Leonard, the managing member of the general partner of BML Investment Partners, is the beneficial owner of 6,000 shares, with sole dispositive and sole voting power as to such shares. Mr. Leonard is deemed to be the indirect owner of and to have shared dispositive and voting power over the shares held directly by BML Investment Partners L.P., the address for BML Investment Partners L.P. is 65 E Cedar – Suite 2, Zionsville, IN 46077.

(16)

With respect to information relating to Royce & Associates LP, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on January 29, 2020. Royce & Associates LP is the beneficial owner of such shares, with sole dispositive and sole voting power as to such shares. The address for Royce & Associates LP is 745 Fifth Avenue, New York, NY 10151.

(17)

With respect to information relating to Dimensional Fund Advisors LP, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP is the beneficial owner of 890,460 shares, with sole voting power over 884,457 shares and sole dispositive power over 890,460 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Austin, Texas 78746.

(18)

With respect to information relating to Renaissance Technologies LLC, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 13, 2020. Renaissance Technologies LLC is the beneficial owner of such shares, with sole voting power over 848,628 shares, sole dispositive power over 857,067 shares and shared dispositive power over 1,004 shares. The address for Renaissance Technologies LLC is 800 Third Avenue, New York, NY 10022.

(19)

With respect to information relating to Mutual of America Capital Management LLC, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on January 30, 2020. Mutual of America Capital Management LLC is the beneficial owner of such shares, with sole dispositive and sole voting power as to such shares. The address for Mutual of America Capital Management LLC is 320 Park Avenue, New York, NY 10022.

(20)

With respect to information relating to Chain of Lakes Investment Fund, LLC, we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on January 10, 2020. Chain of Lakes Investment Fund, LLC is the beneficial owner of such shares, with shared dispositive and shared voting power as to such shares. The address for Chain of Lakes Investment Fund, LLC is 8101 34th Avenue South, Suite 400, Bloomington, MN 55425.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending May 29, 2021.

Although the Audit Committee is not required to do so, it is submitting its expected selection of our independent registered public accounting firm for ratification at the Annual Meeting in order to ascertain the views of our stockholders. The Audit Committee will not be bound by the vote of the stockholders; however, if the proposed selection is not ratified, the Audit Committee would reconsider its expected selection.

One or more representatives of BDO are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from stockholders.

Our Board of Directors recommends that you vote “FOR” ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal 2021.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of directors that are “independent” as defined under the current Nasdaq listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is available on our website at www.rell.com.

The Audit Committee’s members are not professionally engaged in the practice of accounting or auditing, and they necessarily rely on the work and assurances of the Company’s management and the independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the process of internal control over financial reporting. The independent registered public accounting firm of BDO USA, LLP (“BDO”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the conformity of such audited financial statements with United States generally accepted accounting principles. In addition, the Company’s independent registered public accounting firm is responsible for auditing as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended May 30, 2020 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB, regarding communications concerning independence and has discussed with BDO its independence from the Company. The Audit Committee further considered whether the provision of non-audit related services by BDO to the Company is compatible with maintaining the independence of BDO with the Company. The Audit Committee has also discussed with management of the Company and BDO such other matters and received assurances from them as it deemed appropriate.

The Company’s internal auditors and BDO discussed with the Audit Committee the overall scope and plans for their respective audits. The Audit Committee meets regularly with the internal auditors and BDO, with and without management present, to discuss the results of their reviews, the evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s accounting.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Audited Financial Statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended May 30, 2020, for filing with the SEC.

Audit Committee of the Board of Directors

Paul Plante, Chairman Kenneth Halverson Jacques Belin James Benham Robert Kluge

Independent Auditor’s Fees

The following table sets forth the aggregate fees billed for each of the last two years for professional services rendered by our independent registered public accounting firm BDO for the respective years.

	2020	2019
Audit Fees (1)	$776,488	$703,042
Tax Fees (2)	29,053	27,490
Total	$805,541	$730,532

(1)

Audit Fees were for professional services rendered for the audits of our annual financial statements included in our Form 10-K for the fiscal years ended May 30, 2020 and June 1, 2019 and for the reviews of the financial statements included in our quarterly reports on Forms 10-Q during such fiscal years, statutory audits for certain of our non-U.S. subsidiaries and audits of our internal controls over financial reporting.

(2)	Tax fees were for professional services rendered for transfer pricing studies and cash repatriations as pre-approved by the Audit Committee.

Audit Fees and Tax Fees are reviewed and specifically approved by the Audit Committee on an annual basis. The Audit Committee has established formal policies and procedures for the pre-approval of audit-related, tax and other fees. These procedures include a review and pre-approval of an annual budget covering the nature of an amount to be expended for auditor services by specific categories of services to be provided.

RELATED PARTY TRANSACTIONS

Pursuant to our Audit Committee Charter, related party transactions involving directors, executive officers or their immediate family members that would be required to be disclosed under SEC and Nasdaq rules must be reviewed and approved by our Audit Committee prior to the Company entering into such transactions. Our Code of Conduct generally describes a prohibited related party transaction as one that would adversely influence an employee or director in the performance of his or her duties to the Company or one that is inconsistent with or opposed to the best interests of the Company. The Code of Conduct contains many standards and examples of potentially prohibited related party transactions, but the Board of Directors retains the discretion to determine whether each potential transaction is consistent with the standards described in the Code of Conduct. Other than the broad standards outlined in the Code of Conduct, we do not have written standards for reviewing and evaluating potential related party transactions. However, Directors may consider any factors that they deem consistent with their fiduciary duties to stockholders.

On June 15, 2015, the Company entered into a lease agreement for the IMES facility with LDL, LLC. The Executive Vice President of IMES, Lee A. McIntyre III (former owner of IMES), has an ownership interest in LDL, LLC. The lease agreement has been extended as detailed in Exhibit 10.2, included in our Annual Report on Form 10-K filed with the SEC on August 3, 2020. The lease agreement provides for monthly payments over five years with total future minimum lease payments of $0.8 million. Rental expense related to this lease amounted to $0.1 million for the fiscal year ended May 30, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that the performance and contribution of our executive officers are critical to the success of our long-term strategy. To attract, retain and motivate our executives to accomplish our business strategies, we have implemented executive compensation programs providing executives with the opportunity to earn compensation that rewards performance.

Objectives

The fundamental objectives of our executive compensation programs are to:

•	Attract and retain highly qualified executives by providing total compensation that is internally equitable and externally competitive;
•	Motivate executives by providing performance-based incentives to achieve our annual financial goals and long-term business strategies; and
•

Align the interests of executives with those of stockholders by rewarding our executives for individual and corporate performance measured against our goals and plans, and by granting stock options and other equity-based compensation.

To achieve our compensation objectives, we use both annual cash compensation, which includes a base salary and an annual cash incentive plan, and time-based equity awards. When making compensation decisions, the various components of compensation are evaluated together, and the level of compensation opportunity provided for one component may impact the level and design of other components. We attempt to balance the total executive compensation program to promote the achievement of both current and long-term goals.

The Compensation Committee reviews and analyzes our executive compensation policies, programs and practices regularly in light of these objectives and our financial performance to ensure that our compensation practices are appropriately configured to achieve these objectives.

Say on Pay Feedback from Stockholders

A primary focus of our Compensation Committee is whether the Company’s executive compensation program serves the best interests of the Company’s stockholders. Our Board of Directors and Compensation Committee value the opinions of our stockholders regarding executive compensation. As part of its ongoing review of our executive compensation program and as a key component of stockholder input on our executive compensation program, the Compensation Committee considered the affirmative stockholder advisory vote on executive compensation (“Say on Pay Votes”) at the Company’s 2019 Annual Meeting of Stockholders, where a vast majority of our stockholders approved the compensation program described in the proxy statement for that meeting. Based on this approval, the Company did not undertake any significant changes to our executive compensation program in fiscal 2020.

At the 2017 Annual Meeting of Stockholders, the Company’s stockholders also voted, on an advisory basis, whether to hold future Say on Pay Votes every one, two or three years (the “Say on Frequency Vote”).  The stockholders voted overwhelmingly to recommend that future Say on Pay Votes be held annually. After consideration of the results of the Say on Frequency Vote, the Board of Directors determined that the Company will hold future Say on Pay Votes on an annual basis. The next Say on Frequency Vote is expected to occur at the Company’s 2023 Annual Meeting of Stockholders.

Named Executive Officers

For fiscal 2020, our Named Executive Officers were as follows:

Name	Position
Edward J. Richardson	Chairman, Chief Executive Officer and President
Wendy S. Diddell	Executive Vice President, Chief Operating Officer
Gregory J. Peloquin	Executive Vice President, Power and Microwave Technologies Group (“PMT”)
Robert J. Ben	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary
Jens Ruppert	Executive Vice President and General Manager, Canvys

Establishing Executive Compensation

Role of the Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board of Directors with respect to executive compensation. Its role is to review and approve the Company’s compensation programs, policies and practices with respect to its executive officers. The Compensation Committee assists the Board in evaluating the performance of the Chief Executive Officer, which is conducted during executive sessions of the Board. The Committee also reviews the Chief Executive Officer’s evaluation of the performance of the other executive officers in order to determine the base compensation and annual cash incentive and equity opportunities for the executive officers.

The Committee also administers the Company’s equity compensation plans and, in such capacity, determines equity compensation for its executive officers in the form of awards of stock, restricted stock and stock options to support the objectives of its compensation programs.

Role of Management. The Chief Executive Officer (“CEO”) assists the Compensation Committee in reaching compensation decisions by developing recommended compensation for the executive officers. The CEO also develops performance objectives for each executive officer. The CEO meets with each executive officer formally on an annual basis to review past performance and to discuss performance objectives for the following year.

Role of Employment Agreements. The Company considers employment agreements to be an important part of recruiting and retaining qualified executive officers. All of the Named Executive Officers, other than Mr. Richardson, have entered into employment agreements. The employment agreements with each of the Named Executive Officers establish initial base compensation and ongoing annual cash incentive opportunity as a percentage of base compensation. These employment agreements are described in further detail beginning on page 25. Due to his substantial equity stake in the Company, the Compensation Committee does not believe that an employment agreement with Mr. Richardson is necessary to achieve the retention goals served by employment agreements with the other Named Executive Officers.

Role of Compensation Benchmarking. One of the fundamental objectives of the Company’s compensation program is that total compensation be externally competitive. To achieve this objective, the CEO and the Compensation Committee rely on publicly available information related to competitive compensation, internal equity comparisons and general market trends in executive compensation.

Generally, the Compensation Committee uses data from public sources to determine whether the market for executive compensation has changed significantly. If, as a result of its review of such public data, the Compensation Committee believes the market has changed significantly, then it would instruct the CEO to commission a study of executive compensation at certain comparable companies for purposes of evaluating the Company’s compensation arrangements. If the Compensation Committee does not believe the market has changed significantly, then the Committee recommends a fixed percentage merit increase for executives. The Committee’s evaluation of competitive compensation and market trends is based on publicly available information. The Committee does not independently analyze executive compensation at any group of peer companies except when recruiting for new executives.

During fiscal 2020, the Committee did not analyze executive compensation at any group of peer companies as a nominal approximately 3% merit increase was given to all Named Executive Officers and their cash incentive target percentages were voluntarily reduced in fiscal 2020.

Role of Compensation Consultants. The Compensation Committee has the authority under its charter to retain compensation consultants to assist in the evaluation of executive officer compensation and benefits, and to approve the consultants’ fees and other retention terms. However, the Company and the Compensation Committee have not historically engaged compensation consultants in determining Named Executive Officer compensation. Instead, the Compensation Committee utilizes publicly available information and informal surveys from professional human resource organizations when determining executive compensation. The Compensation Committee did not retain a compensation consultant during fiscal 2020.

Elements of Executive Compensation

Most of the Company’s compensation elements fulfill one or more of its compensation objectives. The elements of total compensation for its Named Executive Officers are:

•	base compensation;
•	annual cash incentive compensation;
•	equity-based compensation;
•	profit sharing/401(k) plan; and
•	limited perquisites.

Base Compensation. Base salary is the fixed cash component of executive compensation that is intended to attract and retain high-performing executives. The Compensation Committee alone determines the CEO’s base compensation. In both fiscal 2018 and fiscal 2019 the Compensation Committee approved a 3% increase in base compensation for Mr. Richardson and a 3.09% increase in fiscal 2020.

In both fiscal 2018 and fiscal 2019, Ms. Diddell, Mr. Peloquin and Mr. Ben each received a 3% merit increase. Mr. Ruppert received a 2.83% increase in base salary on April 1, 2019 to $249,679 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 218,185 Euros, using the annual average rate as of June 1, 2019) and an additional 10% increase in base salary on May 1, 2019 to $274,647 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 240,003 Euros, using the annual average rate as of June 1, 2019) in fiscal 2019. In fiscal 2020, Ms. Diddell received a 3.09% increase in base salary to $427,566, Mr. Peloquin received a 3.09% increase in base salary to $348,086, Mr. Ben received a 3.09% increase in base salary to $295,294 and Mr. Ruppert received a 2.94% increase in base salary to $273,396 (this amount has been converted into U.S. Dollars from Mr. Ruppert’s base salary of 247,059 Euros, using the annual average rate as of May 30, 2020).

The amount of base compensation for each of the Named Executive Officers, other than the CEO, is initially set upon the commencement of his or her employment as an executive officer with the Company and is stated in the Named Executive Officer’s employment agreement, if applicable. This initial amount is established with a goal of attracting talented executive officers to the Company and is recommended by the CEO and approved by the Compensation Committee. Thereafter, each of the Named Executive Officers’ base compensation is reviewed annually by the CEO and the Compensation Committee.

In determining appropriate levels of base compensation for executive officers, the CEO considers the executive officer’s individual performance, the financial performance of the Company and a base compensation that is externally competitive. The Compensation Committee annually reviews the base compensation of the executive officers set by the CEO. The Compensation Committee reports its findings and opinions with respect to base compensation to the Board for further discussion so that the Board may provide feedback to the CEO regarding the Board’s perception of how well the base compensation of the executive officers achieves the Company’s compensation objectives.

Annual Cash Incentive Compensation. Annual cash incentive compensation is intended to attract, as well as motivate and reward, executives in the achievement of short-term performance goals that are critical to the Company’s growth. In October 2012, the Compensation Committee recommended and the Board and stockholders approved the Amended and Restated Edward J. Richardson Incentive Compensation Plan whereby Mr. Richardson would be eligible to receive incentive compensation based on the greater of 2% of annual net income after tax or an incentive based upon achieving pre-established financial objectives set by the Compensation Committee.

In fiscal 2018, fiscal 2019 and fiscal 2020, the Committee selected three metrics by which to evaluate Mr. Richardson’s performance: achieving Company profitability goals; achieving revenue growth targets; and achieving cash and investing activity targets. The target incentive opportunity for Mr. Richardson was voluntarily reduced to 25% of his base compensation in fiscal 2018 and to 37.5% of his base compensation in both fiscal 2019 and fiscal 2020 (70% of his base compensation in all prior years), which excludes car allowance, incentive, equity award and perquisites. In fiscal 2018, Mr. Richardson received an incentive payment of $187,000. In fiscal 2019 and fiscal 2020, Mr. Richardson received incentive payments of $145,000 and $195,000, respectively.

On an annual basis, management presents specific recommendations to the Compensation Committee regarding the financial metrics and other components to be included in the annual incentive plan, which are those metrics and components that management believes will provide the best incentive to achieve desired operating results. These recommendations were developed in light of achievement under prior plans and through consultation with the CEO. The Compensation Committee considers management’s recommendation and then determines the final components and structure of our incentive compensation plans based on the objectives of our compensation program.

The target incentive percentages for Named Executive Officers were initially set by the Compensation Committee with a goal of attracting talented executive officers to the Company, and are stated in the Named Executive Officer’s employment agreement, if we have an employment agreement with the Named Executive Officer. If we do not have an employment agreement with the Named Executive Officer, then the target incentive percentage is recommended by the CEO and approved by the Compensation Committee on an annual basis. Target incentive opportunities for Ms. Diddell, Mr. Peloquin, Mr. Ben and Mr. Ruppert were voluntarily reduced to 25% of their base compensation in fiscal 2018 and to 37.5% of their base compensation in both fiscal 2019 and fiscal 2020 (a 50% target incentive opportunity is included in each Named Executive Officer’s employment agreement), which excludes car allowance, incentive, equity awards and perquisites.

For fiscal 2020, the Named Executive Officers were eligible for cash incentives based on the following metrics:

Fiscal 2020 Incentive Metrics

	Richardson	Diddell	Peloquin	Ben	Ruppert
Revenue	33%	33%		33%
Operating Income	33%	33%		33%
Cash & Investment Activity	33%	33%		33%
Operating Income excluding Healthcare			50%		50%
Power and Microwave Technologies Group Operating Income			50%
Canvys Operating Income					50%
Total	100%	100%	100%	100%	100%

Targets for each of the financial metrics are established by the Compensation Committee for each fiscal year and correspond with the annual financial plan for the Company approved by the Board of Directors.

Payments for all metrics are not capped in fiscal 2020, except Cash & Investment Activity, which is capped at 100%.

The table below sets forth the incentive targets and percentage achievement for each of the Named Executive Officers for fiscal 2020.

Fiscal 2020 Incentive Actual Performance

	Richardson	Diddell	Peloquin	Ben	Ruppert
Revenue
% Achievement	60.0%	60.0%	N/A	60.0%	N/A
Eligible	$97,539	$51,838		$35,802
Earned	$58,523	$31,103		$21,481
Operating Income
% Achievement	40.0%	40.0%	43.1%	40.0%	43.1%
Eligible	$97,539	$51,838	$63,310	$35,802	$49,798
Earned	$39,016	$20,735	$27,303	$14,321	$21,476
Cash & Investment Activity
% Achievement	100.0%	100.0%	N/A	100.0%	N/A
Eligible	$97,568	$51,854		$35,812
Earned	$97,568	$51,854		$35,812
PMT Operating Income
% Achievement	N/A	N/A	55.0%	N/A	N/A
Eligible			$63,310
Earned			$34,821
Canvys Operating Income
% Achievement	N/A	N/A	N/A	N/A	113.0%
Eligible					$49,798
Earned					$56,260

Clawback Provision. The Compensation Committee approved a clawback policy allowing the Committee to clawback incentives for the Named Executive Officers in the event of fraud or illegal conduct. In addition, if the Company was required to prepare an accounting restatement due to material non-compliance with financial reporting requirements, the Committee has the right to recover incentive-based compensation that was awarded based on the erroneous data.

Equity Based Compensation. Our 2011 Long-Term Incentive Plan (the “2011 Plan”) provides for grants of equity awards to our executive officers to encourage them to focus on long-term Company performance. The plan is administered by the Compensation Committee of the Board.

Consistent with our policy of providing a total compensation package that includes equity based components, the Compensation Committee makes periodic decisions (normally on an annual basis) regarding appropriate equity grants based on the Company’s achievement of its financial and strategic goals and the participants’ individual performance, based on recommendations from our CEO. The Compensation Committee has the discretion to determine whether equity awards will be granted to the Named Executive Officers and, if so, the number of shares subject to each award.

The CEO submits to the Compensation Committee, on at least an annual basis, his recommendation for the amount and type of equity award to grant to each Named Executive Officer other than himself. Annual equity recommendations and grants are typically made during our first quarter and are based on the Company’s and the grant recipients’ performance in the prior fiscal year. In determining whether to approve or adjust the recommended grants, the Compensation Committee considers our financial performance in the prior fiscal year, the executive’s level of responsibility and historical award data. The Compensation Committee does not assign a specific weight to any of these factors, but rather these factors are evaluated on an aggregate and qualitative basis.

When awarded, stock options are granted for an exercise price at the fair market value of our common stock on the date of the grant. Under the terms of the 2011 Plan, the fair market value of the stock is the closing sale price of the stock on the date of grant. Our stock options, therefore, have value only if the stock price appreciates following the date the options are granted. Stock option awards to the Named Executive Officers under the 2011 Plan vest over a five-year period with 20% of the stock option grant becoming exercisable 12 months after the date of grant. The remaining options vest and are exercisable in 20% increments over the next four years.

In both fiscal 2018 and fiscal 2019, each of the Named Executive Officers received a grant of restricted stock under the Plan, except for Mr. Ruppert in fiscal 2019 (who received stock options). In fiscal 2020, each of the Named Executive Officers received a grant of restricted stock and a grant of stock options under the 2011 Long-Term Incentive Plan with such fiscal 2020 grants reported in the table for Grants of Plan Based Awards on page 22. With respect to these awards, the CEO recommended to the Compensation Committee the number of restricted shares and stock options to be granted to the Named Executive Officers.

Profit Sharing/401(k) Plan. We offer retirement benefits to our employees, including our Named Executive Officers, through a tax-qualified Profit Sharing/401(k) Plan, which is a defined contribution plan designed to accumulate retirement funds for participating employees through individual and Company contributions. Participants are provided the opportunity to make salary reduction contributions to the Profit Sharing/401(k) Plan on a pre-tax basis.

Limited Perquisites. We offer very few perquisites to our Named Executive Officers, primarily a car allowance. The perquisites provided to each Named Executive Officer in fiscal 2020 totaled less than $15,000 and less than 10% of total annual salary and incentive reported for each Named Executive Officer.

Compensation Policies and Practices as They Relate to Risk Management. As stated above under “Corporate Governance—Board Role in Risk Oversight,” as part of its responsibilities, the Compensation Committee reviews the Company’s compensation plans and practices for all employees, including executive officers, to determine whether, in its judgment, our compensation programs encourage risk-taking likely to have a material adverse effect on the Company. The Compensation Committee determined that the performance measures and goals under our compensation programs were tied to our business, financial and strategic objectives and, as such, that the programs do not encourage inappropriate or excessive risk-taking.

Fiscal Year 2021 Compensation Actions

Similar to the Company’s actions in fiscal year 2020, on July 21, 2020, the Compensation Committee approved grants by the Company of shares of restricted stock and stock options to officers and employees of the Company.

With respect to the Named Executive Officers, Mr. Richardson received an award of 20,000 shares of restricted stock and 20,000 incentive stock options, Ms. Diddell received an award of 20,000 shares of restricted stock and 20,000 incentive stock options, Mr. Peloquin received an award of 10,000 shares of restricted stock and 9,000 incentive stock options, Mr. Ben received an award of 7,500 shares of restricted stock and 7,500 incentive stock options and Mr. Ruppert received an award of 10,000 shares of restricted stock and 5,000 incentive stock options.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis (the “CD&A”) for the year ended May 30, 2020, and discussed the CD&A with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board that the CD&A be included in the proxy statement for the year ended May 30, 2020, for filing with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Paul Plante (Chairman)
Kenneth Halverson
James Benham
Jacques Belin Robert Kluge

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The functions and members of the Compensation Committee are set forth above under “Corporate Governance - Board and Committee Information – Compensation & Governance Committee.” All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. None of our executive officers currently serves, or served during fiscal 2020, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. The tables present compensation for our CEO and CFO and each of the three most highly compensated executive officers active at the end of fiscal 2020.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Restricted Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Edward J. Richardson	2020	795,690	112,200	16,200	195,107	14,079	1,133,276
Chairman of the Board, President	2019	772,082	332,987	—	144,901	13,330	1,263,300
and Chief Executive Officer	2018	749,170	117,400	—	187,436	15,322	1,069,328
Wendy S. Diddell	2020	423,130	112,200	16,200	103,692	30,515	685,737
Executive Vice President	2019	410,569	98,316	—	77,010	30,096	615,991
and Chief Operating Officer	2018	398,385	117,400	—	99,616	28,744	644,145
Gregory J. Peloquin	2020	347,283	56,100	7,290	62,124	16,983	489,780
Executive Vice President Power	2019	330,592	80,044	—	49,173	16,029	475,838
and Microwave Technologies Group	2018	327,083	44,025	—	81,097	16,460	468,665
Robert J. Ben	2020	293,422	42,075	6,075	71,614	18,178	431,364
Executive Vice President, Chief Financial Officer,	2019	284,678	67,904	—	53,188	16,820	422,590
Chief Accounting Officer and Corporate Secretary	2018	276,231	58,700	—	68,799	17,104	420,834
Jens Ruppert (4)	2020	266,187	56,100	4,050	77,736	16,750	420,823
Executive Vice President and	2019	246,398	—	25,950	80,377	24,779	377,504
General Manager, Canvys	2018	253,717	44,025	—	124,902	21,485	444,129

(1)

Amounts in this column represent the aggregate grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board ASC topic 718. The amounts reflect our accounting expenses for these awards and do not correspond to the actual value that will be recognized by each named executive officer. For the relevant assumptions used in determining the fair value of stock option awards, refer to Note 3, Significant Accounting Policies - Share-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on August 3, 2020.

(2)

Amounts in this column represent annual incentive payments earned for fiscal 2020, 2019 and 2018 based on incentive goals established at the beginning of each fiscal year and tied to the Company’s financial goals and personal performance measures, and approved by the Compensation and Governance Committee of the Board of Directors. Additional details regarding annual incentive payments made in 2020 are set forth in the Compensation Discussion and Analysis under “Annual Cash Incentive Compensation.”

(3)

All Other Compensation for each Named Executive Officer, except Mr. Ruppert, includes: (a) $12,000 annually for car allowance; (b) matching contributions made to the 401(k) plan; and (c) imputed income for each Named Executive Officer’s, except Mr. Ruppert, group term life insurance in excess of a $50,000 death benefit. For Ms. Diddell, All Other Compensation also includes: (i) $13,222 accrued, but not paid, in fiscal 2020 (ii) $13,632 accrued, but not paid, in fiscal 2019 and (iii) $12,004 accrued, but not paid, in fiscal 2018, in connection with termination payments payable to her. Ms. Diddell’s termination payments are discussed below under the heading “Employment Agreements”. Mr. Ruppert’s All Other Compensation is entirely related to a car lease paid for by the Company.

(4)	Amounts have been converted into US Dollars from Euros based on an annual average exchange rate as of the last day of each respective fiscal year.

Grants of Plan Based Awards for Fiscal 2020

	Estimated Future Payments Under Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	All other Stock Awards; Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Base Price of Restricted Stock Awards ($/Sh)(1)	Grant Date Fair Value of Restricted Stock Awards and Options($)(2)
Edward J. Richardson	$75,422	$301,688	$452,532	7/22/19	20,000	20,000	$5.61	$5.61	$128,400
Wendy S. Diddell	40,084	160,337	240,506	7/22/19	20,000	20,000	5.61	5.61	128,400
Gregory Peloquin	32,633	130,532	195,798	7/22/19	10,000	9,000	5.61	5.61	63,390
Robert J. Ben	27,684	110,735	166,103	7/22/19	7,500	7,500	5.61	5.61	48,150
Jens Ruppert	25,631	102,523	153,784	7/22/19	10,000	5,000	5.61	5.61	60,150

(1)	The base price of restricted stock awards is equal to the closing price of our common stock on the date of grant, as reported on Nasdaq.
(2)	The amounts represent the aggregate grant date fair value computed in accordance with ASC Topic 718 pursuant to Item 402 of Regulation S-K.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on the holdings of stock option and restricted stock awards by the Named Executive Officers as of the end of fiscal 2020.

	Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)
Edward J. Richardson	—	20,000	$5.61	7/22/2029	—	—
	—	—	—	—	51,063	214,465
Wendy S. Diddell	25,000	—	13.47	4/12/2021	—	—
	25,000	—	11.77	10/9/2022	—	—
	25,000	—	11.14	10/8/2023	—	—
	25,000	—	9.89	10/6/2024	—	—
	20,000	5,000	5.98	10/5/2025	—	—
	15,000	10,000	6.90	10/3/2026	—	—
	—	20,000	5.61	7/22/2029	—	—
	—	—	—	—	33,871	142,258
Gregory J. Peloquin	25,000	—	9.99	6/26/2024	—	—
	9,000	6,000	6.90	10/3/2026	—	—
	—	9,000	5.61	7/22/2029	—	—
	—	—	—	—	18,364	77,129
Robert J. Ben	3,000	3,000	5.49	8/17/2025	—	—
	6,000	6,000	6.90	10/3/2026	—	—
	—	7,500	5.61	7/22/2029	—	—
	—	—	—	—	15,809	66,398
Jens Ruppert	8,000	2,000	5.49	8/17/2025	—	—
	9,000	6,000	6.90	10/3/2026	—	—
	3,000	12,000	9.10	8/20/2028	—	—
	—	5,000	5.61	7/22/2029	—	—
	—	—	—	—	12,500	52,500

(1)	Options vest on the anniversary of the grant date and become exercisable in annual increments of 20%.
(2)

The expiration date of each option occurs ten years after the date of grant of each option. The table below provides the grant date for each outstanding equity award at the end of fiscal 2020 and the respective vesting schedule.

(3)	Restricted stock awards vest on the anniversary of the grant date in three equal installments.
(4)	The market value is based on the closing market price of the Company as of May 30, 2020, being $4.20 per share.

The table below provides the grant date for each outstanding equity award at the end of fiscal 2020, total award, vesting years, vested shares and remaining vesting schedule.

						Remaining Vesting Period
Name	Grant Date (1)	Number of Stock Options Granted	Number of Restricted Stock Awards	Vesting Years	Vested Shares	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
Edward J. Richardson	10/9/2017	—	20,000	3	13,332	6,668	—	—	—	—
	8/20/2018	—	36,592	3	12,197	12,197	12,198	—	—	—
	7/22/2019	20,000	—	5	—	4,000	4,000	4,000	4,000	4,000
	7/22/2019	—	20,000	3	—	6,666	6,666	6,668	—	—
Wendy S. Diddell	4/12/2011	25,000	—	5	25,000	—	—	—	—	—
	10/9/2012	25,000	—	5	25,000	—	—	—	—	—
	10/8/2013	25,000	—	5	25,000	—	—	—	—	—
	10/6/2014	25,000	—	5	25,000	—	—	—	—	—
	10/5/2015	25,000	—	5	20,000	5,000	—	—	—	—
	10/3/2016	25,000	—	5	15,000	5,000	5,000	—	—	—
	10/9/2017	—	20,000	3	13,332	6,668	—	—	—	—
	8/20/2018	—	10,804	3	3,601	3,601	3,602	—	—	—
	7/22/2019	20,000	—	5	—	4,000	4,000	4,000	4,000	4,000
	7/22/2019	—	20,000	3	—	6,666	6,666	6,668	—	—
Gregory J. Peloquin	10/6/2014	25,000	—	5	25,000	—	—	—	—	—
	10/3/2016	15,000	—	5	9,000	3,000	3,000	—	—	—
	10/9/2017	—	7,500	3	5,000	2,500	—	—	—	—
	8/20/2018	—	8,796	3	2,932	2,932	2,932	—	—	—
	7/22/2019	9,000	—	5	—	1,800	1,800	1,800	1,800	1,800
	7/22/2019	—	10,000	3	—	3,333	3,333	3,334	—	—
Robert J. Ben	8/17/2015	15,000	—	5	12,000	3,000	—	—	—	—
	10/3/2016	15,000	—	5	9,000	3,000	3,000	—	—	—
	10/9/2017	—	10,000	3	6,666	3,334	—	—	—	—
	8/20/2018	—	7,462	3	2,487	2,487	2,488	—	—	—
	7/22/2019	7,500	—	5	—	1,500	1,500	1,500	1,500	1,500
	7/22/2019	—	7,500	3	—	2,500	2,500	2,500	—	—
Jens Ruppert	8/17/2015	10,000	—	5	8,000	2,000	—	—	—	—
	10/3/2016	15,000	—	5	9,000	3,000	3,000	—	—	—
	10/9/2017	—	7,500	3	5,000	2,500	—	—	—	—
	8/20/2018	15,000	—	5	3,000	3,000	3,000	3,000	3,000	—
	7/22/2019	5,000	—	5	—	1,000	1,000	1,000	1,000	1,000
	7/22/2019	—	10,000	3	—	3,333	3,333	3,334	—	—

(1)	Share vest over the vesting period on the anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information for fiscal 2020 for our Named Executive Officers on stock option exercises during fiscal 2020, including the number of shares acquired on exercise, and the vesting of restricted stock, and, in each case, the values realized therefrom.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired at Vesting	on Vesting
Name	(#)	($)	(#)	($)
Edward J. Richardson	—	$—	18,863	$106,743
Wendy S. Diddell	10,249	4,202	10,267	58,434
Gregory J. Peloquin	—	—	5,432	30,803
Robert J. Ben	—	—	5,820	33,075
Jens Ruppert	—	—	2,500	14,325

Employment Agreements

Pursuant to the terms of her employment agreement dated June 1, 2004, as amended December 23, 2015, Wendy Diddell is employed as Executive Vice President, Chief Operating Officer. Under the terms of the employment agreement, Ms. Diddell received an initial base salary of $185,000 and a bonus opportunity of up to 50% of her then current base salary. Ms. Diddell’s base salary was increased to $390,942 as of December 23, 2015. Either the Company or Ms. Diddell may terminate her employment at any time for any reason, and upon any such a termination, the Company will be obligated to pay Ms. Diddell her then annual base salary for twelve months following such termination. During her employment term and for one year after termination for any reason, Ms. Diddell is prohibited from competing against the Company. Ms. Diddell’s employment with the Company is for an indefinite term, during which she is employed on an at-will basis.

Gregory J. Peloquin is employed as Executive Vice President, Power and Microwave Technologies Group under an employment agreement dated June 26, 2014, pursuant to which he received an initial base salary of $309,000 and a bonus opportunity of up to 50% of his then current base salary. Pursuant to the terms of his employment agreement, Mr. Peloquin's employment may be terminated by Mr. Peloquin by providing 60 days’ written notice to the Company. If the Company terminates Mr. Peloquin for any reason other than for cause, disability or death, the Company will be obligated to pay Mr. Peloquin his then annual base salary for twelve months following such termination. During his employment term and for one year after termination for any reason, Mr. Peloquin is prohibited from competing against the Company. Mr. Peloquin's employment with the Company is for a five year term, during which he is employed on an at-will basis. The term shall be extended automatically for successive one-year periods unless written notice of nonrenewal is provided to Mr. Peloquin or the Company within 60 days prior to the expiration of the Employment Term.

Robert J. Ben is employed as Executive Vice President, Chief Financial Officer and Corporate Secretary under an employment agreement dated August 4, 2015, pursuant to which he received an initial base salary of $270,000 and a bonus opportunity of up to 50% of his then current base salary. Mr. Ben also assumed the role of Chief Accounting Officer since October 16, 2016. Pursuant to the terms of his employment agreement, Mr. Ben’s employment may be terminated by Mr. Ben by providing 60 days’ written notice to the Company. If the Company terminates Mr. Ben for any reason other than for cause, disability or death, the Company will be obligated to pay Mr. Ben his then annual base salary for twelve months following such termination. During his employment term and for one year after termination for any reason, Mr. Ben is prohibited from competing against the Company. Mr. Ben’s employment with the Company is for a three year term, during which he is employed on an at-will basis. The term shall be extended automatically for successive one-year periods unless written notice of nonrenewal is provided to Mr. Ben or the Company within 60 days prior to the expiration of the Employment Term.

Jens Ruppert is employed as Executive Vice President and General Manager, Canvys under an employment agreement dated August 1, 2015, pursuant to which he received an initial base salary of €200,000 and a bonus opportunity of up to 50% of his then current base salary. Pursuant to the terms of his employment agreement, Mr. Ruppert’s employment may be terminated by either party without a notice period and must be in writing. If the Company terminates Mr. Ruppert for any reason other than for misconduct, the Company will be obligated to pay Mr. Ruppert six times his then monthly base salary at the time of termination. Mr. Ruppert’s employment with the Company is for an indefinite period of time.

Mr. Richardson does not have an employment agreement with the Company.

Potential Payment upon Termination or Change in Control

The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements for various scenarios under termination or a change in control, assuming a May 30, 2020 termination date or change in control. Such payments are subject to the terms of the employment agreements as described above.

Name	Termination for Cause or Voluntary Termination without Good Reason	Voluntary Termination for Good Reason by Executive	Death	Disability	Termination without Cause by Company	Change in Control with Termination by Executive	Termination by Executive for any Reason
Edward J. Richardson	$—	$—	$—	$—	$—	$—	$—
Wendy S. Diddell	436,738	436,738	—	—	436,738	436,738	436,738
Gregory J. Peloquin	—	—	—	—	348,086	—	—
Robert J. Ben	—	—	—	—	295,294	295,294	—
Jens Ruppert	—	—	—	—	136,698	—	—

Such payments are subject to the terms of the employment agreement as described above and, further, commencement of such payments may be delayed following an executive’s termination to comply with Section 409A of the Internal Revenue Code.

Median Employee to CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.

For our fiscal year 2020, we estimate that the total annual compensation of our median employee for 2020 is $60,143. As reported in the Summary Compensation Table, the annual total compensation for our CEO for 2020 is $1,133,276. As a result, we estimate that our 2020 CEO to median employee pay ratio is 19:1.

The “median employee” that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our disclosure in 2018 and 2019. Since that median employee was identified, there have been no changes in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

We identified the median employee in fiscal 2018 by examining the fiscal 2018 total taxable compensation for all individuals, excluding our CEO, who were employed by us on June 2, 2018 (and excluding certain employees who had not yet been paid as of that date). We believe our use of total taxable compensation for these employees was appropriate because taxable income is a consistently applied compensation measure and the information is reasonably ascertainable.

After identifying the median employee based on total taxable compensation, we calculated the employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies are likely not comparable to our CEO pay ratio.

PROPOSAL 3 – ADVISORY VOTE REGARDING COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company’s stockholders have the opportunity to approve, by means of a non-binding advisory vote, the compensation of its Named Executive Officers as disclosed in this proxy statement.

This proposal, popularly known as “say-on-pay,” enables stockholders to express or withhold their approval, on an advisory basis, of the Company’s executive compensation program in general. The vote is intended to provide an assessment by the Company’s stockholders of its overall executive compensation program and not of any one or more particular elements of that program. The Compensation Committee and the full Board intend to consider and take into account the outcome of this non-binding advisory vote in making future executive compensation decisions. Because this vote is advisory and non-binding, it will not necessarily affect or otherwise limit any future compensation of any of the Named Executive Officers.

The Company’s executive compensation program is described in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative discussion. Stockholders are strongly urged to read this material in its entirety to obtain an informed understanding of the compensation programs for our executives.

The Company believes that its executive compensation program is aligned with the long-term interests of its stockholders. In addition to enabling the Company to attract and retain executive officers of the necessary caliber, its executive compensation program has as its objectives (i) motivating executives by providing performance-based incentives to achieve the Company’s annual financial goals and long-term business strategies; and (ii) aligning the interests of executives with those of stockholders by rewarding its executives for individual and corporate performance measured against its goals and plans and by granting stock options and other equity-based compensation.

The Company believes that its executive compensation program satisfies these objectives and does so in a straightforward manner. The Company’s executive compensation program consists of cash compensation and long-term incentive compensation. Cash compensation is paid in the form of a base salary and a performance bonus based on financial and personal performance, and long-term incentive compensation is paid in the form of stock options or restricted stock.

For these reasons and the reasons elaborated more fully in the “Compensation Discussion and Analysis” section and the related tables and narrative discussion, the Board of Directors requests stockholders to approve the following resolution:

Resolved, that the stockholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement, including the “Compensation Discussion and Analysis” section and the related compensation tables and narrative discussion.

The Board of Directors has adopted a policy providing for annual "say-on-pay" advisory votes. Accordingly, the next "say-on-pay" vote will occur in 2021.

Our Board of Directors recommends that you vote “FOR” the approval of the compensation of our Named Executive Officers.

PROPOSAL 4 – APPROVAL OF THE RICHARDSON ELECTRONICS, LTD. AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the amendment and restatement of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (as so amended and restated, the “2020 Plan”). The Board of Directors of the Company has approved, subject to stockholder approval, the 2020 Plan in order to, among other things, increase the number of shares of the Company’s common stock (the “Common Stock”) available for issuance under the 2020 Plan, provide for a new term pursuant to which incentive stock options may be granted under the 2020 Plan to July 21, 2030, and make certain other changes to the 2020 Plan as described below. At the Annual Meeting, stockholders will be asked to approve the 2020 Plan.

There are 2,500,000 shares of Common Stock reserved under the Company’s existing long-term incentive plan (as amended, the “2011 Plan”), of which 553,712 shares remain available for future equity grants as of July 21, 2020, and 1,613,379 shares were subject to outstanding awards under the 2011 Plan as of such date. After giving effect to the 2020 Plan, there would be 1,553,712 shares of the Common Stock available for future equity grants. The closing price of our Common Stock as of August 7, 2020 was $4.43 per share, as reported by Nasdaq.

The 2011 Plan was originally approved by our Board on July 19, 2011 and by the Company’s stockholders at our 2011 annual meeting on October 4, 2011. The 2011 Plan originally reserved 750,000 shares of Common Stock for issuance under such plan. On July 22, 2014, the Board approved, and our stockholders approved at our 2014 annual meeting on October 7, 2014, an amendment to the 2011 Plan to increase the number of shares of Common Stock reserved for issuance under the 2011 Plan by 750,000 shares, to an aggregate of 1,500,000 shares. On August 23, 2018, the Board approved, and the stockholders approved at our 2018 annual meeting on October 9, 2018, to further increase the number of shares of Common Stock reserved for issuance under the 2011 Plan by 1,000,000, to an aggregate of 2,500,000 shares. The 2011 Plan has not subsequently been amended since our stockholders approved the share increase on October 9, 2018. On July 21, 2020, the Board voted unanimously to approve and recommend to stockholders the approval of the Amended and Restated Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan.

The material terms of the 2020 Plan and of the proposed amendments are provided below. The following is a summary of the material terms of the 2020 Plan, as amended and restated, subject to receiving stockholder approval. This description is a summary and is not intended to be exhaustive and is accordingly qualified in its entirety by the full text of the 2020 Plan as set forth as Annex A to this Proxy Statement. Stockholders are encouraged to read the 2020 Plan in its entirety as set forth on Annex A.

Material Amendments Included in the 2020 Plan

The Board of Directors and Compensation and Governance Committee (as referred to as the Committee for purposes of this Proposal 4) have carefully considered the compensation needs of the Company in determining to approve and recommend stockholders approve the 2020 Plan. Expanding the share reserve as well as providing for a new term to grant incentive stock options under the 2020 Plan is critical to our ability to attract, motivate and retain highly qualified and talented officers, employees, directors, consultants and other service providers, and align officer and employee pay with stockholder outcomes beyond 2020.

The following is a summary of the material changes to the 2011 Plan to be made as part of the amendment and restatement of such plan in the 2020 Plan. Stockholders should also review the full text of the 2020 Plan set forth as Annex A to this Proxy Statement.

The changes described below will not be effective unless our stockholders approve the 2020 Plan. If our stockholders do not approve the 2020 Plan at the Annual Meeting, the Company would need to make significant changes to our equity award practices; the changes to our practices would limit our flexibility to provide competitive compensation.

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Authorization of Additional Shares under the Plan: The Committee recommended the Board approve, and the Board approved, subject to stockholder approval, an increase in the maximum number of shares of Common Stock that may be issued under the Company’s long-term incentive plan, by an additional 1,000,000 shares. The resulting number of shares of Common Stock available for awards under the 2020 Plan is the remaining number of shares available under the 2011 Plan as of the effective date of the 2020 Plan, plus the additional 1,000,000 shares. As of July 21, 2020, there were 1,613,379 shares subject to outstanding awards under the 2011 Plan and 553,712 shares available for future awards under the 2011 Plan. With the addition of 1,000,000 shares requested pursuant to the 2020 Plan, there would be 1,553,712 shares available for future grants.

The Board believes that increasing the total number of shares available for awards under the 2020 Plan is necessary to ensure that a sufficient number of shares will be available to fund our compensation programs. If the 2020 Plan is not approved, the Company expects that it will not have enough shares under the 2011 Plan to provide management and directors equity grants beyond 2021 in a manner consistent with the Company’s prior practices. If the 2020 Plan is approved by our stockholders, we plan to register the offer and sale of the 1,000,000 additional shares of Common Stock on a registration statement on Form S-8.

When combined with our outstanding share balance, we believe the requested 1,000,000 additional shares of Common Stock proposed to be authorized under the 2020 Plan will support three to four years of annual and on-going grants. The Committee believes three to four years of awards provides adequate equity to allow competitive equity awards in the near term while ensuring that we return to stockholders on a frequent basis for approval of additional shares. The Company evaluated past equity compensation practices and the number of shares likely to be needed for future grants.

If shares of our Common Stock are changed into or exchanged for a different kind or number of shares, for example, in the event of a stock split, stock dividend or other recapitalization, then the number and kind of shares which may be issued under the 2020 Plan, the limitations on the number of shares which may be made subject to awards and the terms and provisions of outstanding awards will be appropriately adjusted to reflect such change in the Common Stock. Further, while this forecast is based on current operating assumptions that the Company believes to be reasonable, there can be no guarantee that future events, including changes in future business conditions and our stock price, will not require the Company to grant equity awards more rapidly or slowly than currently expected.

•	Incentive Stock Options: The term under the 2020 Plan under which incentive stock options may be granted has been extended to July 21, 2030, which is 10 years from the effective date of the 2020 Plan.

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Section 162(m)-Related Provisions: In prior fiscal years, compensation in excess of $1,000,000 paid to any one of certain executive officers in a taxable year was deductible only if it was “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2011 Plan allows (but does not require) the Company to grant compensation that was intended to qualify as performance-based under Section 162(m) of the Code. The 2017 U.S. Tax Cuts and Jobs Act generally eliminated this performance-based exception. The 2020 Plan would remove certain provisions regarding Section 162(m) that have become obsolete as a result of the repeal by the Tax Cuts and Jobs Act of 2017 relating to the performance-based compensation exemption from Section 162(m). The 2020 Plan will still allow (but not require) the Company to grant awards that vest based on the achievement of performance goals. These changes do not increase the types of awards that may be granted under the 2020 Plan. The per person limits on the number or value of grants that may be made during any calendar year have not been changed.

If our stockholders do not approve the 2020 Plan, the 2011 Plan will remain in effect with the current reserve share limitation. The Company has not approved any awards that are conditioned upon stockholder approval of the 2020 Plan.

Summary of the 2020 Plan

This description is a summary and is not intended to be exhaustive and is accordingly qualified in its entirety by the full text of the 2020 Plan as set forth as Annex A to this Proxy Statement. Stockholders are encouraged to read the 2020 Plan in its entirety as set forth on Annex A.

Purpose

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The 2020 Plan promotes the Company’s compensation philosophy and objectives in that the primary objectives of the 2020 Plan are to provide incentives to certain officers, employees, directors, consultants and other service providers to manage the business of the Company and its affiliates in a manner that will provide for the long-term growth and profitability of the Company; to encourage stock ownership and provide such recipients with a proprietary interest in the Company; and to provide a further means of hiring, rewarding and retaining key personnel.

The 2020 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards (each, an “Award” and collectively, the “Awards”), including, without limitation, stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested and/or conditioned on the attainment of performance goals. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2020 Plan. The 2020 Plan also provides for the grant of cash performance Awards whose value is not determined by reference to shares of the Company’s Common Stock.

Eligibility

Under the 2020 Plan, the Committee at its discretion may grant Awards to officers, employees, directors, consultants, and other service providers of the Company or any affiliate of the Company (including Company subsidiaries); provided, however, that an incentive stock option may only be granted to an employee of the Company or its subsidiaries (or any parent entity of the Company). The Committee has discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its affiliates to whom Awards will be granted (as well as the terms and provisions of Awards), subject to the Plan. The basis for participation in the 2020 Plan is the Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2020 Plan’s purposes. In exercising its discretion, the Committee will consider the recommendations of management and the purpose of the 2020 Plan – see

“Purpose,” above. By approving the 2020 Plan, stockholders would be approving the potential grant of awards to the aforesaid categories of eligible persons, in accordance with the rules of the 2020 Plan and subject to the applicable limits therein.

As of August 7, 2020, the Company and its affiliates (which include its subsidiaries) had 6 officers (including officers who are also directors), 362 full-time employees (excluding officers), 5 non-employee directors and 1 consultant (and no other services providers) eligible to participate in and receive Awards under the 2020 Plan. Therefore, as of August 7, 2020, a total of approximately 374 persons in those categories are eligible to participate in the 2020 Plan.

Limits on Individual Awards

Applicable provisions of the Code restrict the Company’s ability, in the absence of stockholder approval, to grant incentive stock options under Code Section 421. In the case of incentive stock options, the aggregate fair market value of shares with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company may not exceed $100,000.

The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock shall not exceed 200,000, subject to adjustment in accordance with the provisions of the 2020 Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

Shares Subject to the 2020 Plan

The number of shares of Common Stock available for awards under the 2020 Plan is the remaining number of shares available under the 2011 Plan plus the additional 1,000,000 shares. As of July 21, 2020, there were 1,613,379 shares subject to outstanding awards under the 2011 Plan and 553,712 shares available for future awards under the 2011 Plan, subject to adjustment as provided therein. With the addition of 1,000,000 shares requested pursuant to the 2020 Plan, there would be 1,553,712 shares available for future grants. Up to 100% of the shares reserved under the 2020 Plan may be issued pursuant to incentive stock options, in the form of any other Award, or in any combination thereof. In the event all or a portion of an Award is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, that number of shares shall be again available under the 2020 Plan and shall not count against the maximum number of reserved shares under the 2020 Plan.

Valuation

Under the 2020 Plan, the determination of the value of a share of Common Stock (so long as the Company’s Common Stock is actively traded on a national securities exchange or nationally recognized quotation or market system) means the price at which Common Stock shall have been sold on the date of determination or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Common Stock are then traded. If the Company’s Common Stock is not actively traded on any such exchange or system, then the fair market value for the Common Stock shall mean the price of the Common Stock as reported by such exchange or system on the date of determination or the trading date immediately preceding such date. In the event the Company’s Common Stock is not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, fair market value shall mean the fair market value of a share of Common Stock as determined by the Committee. The closing price of our Common Stock as of August 7, 2020 was $4.43 per share, as reported by Nasdaq.

Notwithstanding the foregoing, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of the Company’s Common Stock, or any other method which the Committee determines is reasonably indicative of the fair market value; provided, however, that for purposes of granting nonqualified stock options or stock appreciation rights, fair market value shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting incentive stock options, fair market value shall be determined in accordance with the requirements of Code Section 422.

Share Counting

Options and stock appreciation rights awarded shall reduce the shares available for Awards under the 2020 Plan by one share for every one share subject to such Award. Full value awards (all Awards other than options and stock appreciation rights) settled in shares of Common Stock shall reduce the shares available for Awards by two shares for every one share awarded. Shares of Common Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Common Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Common Stock that are withheld from an Award upon vesting) will again be available for purposes of the 2020 Plan.

Repricing

Without the approval of the Company’s stockholders, (a) the exercise price of an option or price of a share appreciation right may not be reduced after it is granted and (b) an option or share appreciation right may not be surrendered in consideration of, or in exchange for, a new option or stock appreciation right, as applicable, having an exercise price below that of the Award that was surrendered, Common Stock, cash, or any other Award.

Administration

The 2020 Plan provides for administration by a committee appointed by the Board or, alternatively if no such committee is appointed, by the entire Board. The Compensation and Governance Committee of the Board (the “Committee”) oversees and acts as administrator of the 2020 Plan. When appointing members to the Committee, the Board is to take into consideration the “outside director” standards contained in Code Section 162(m), the “non-employee” director standards contained in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, the requirements of the national securities exchange or nationally recognized quotation or market system on which the Company’s Common Stock is then traded. Subject to the terms of the 2020 Plan, the Committee has the authority to grant Awards under the 2020 Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 2020 Plan, including, without limitation, the authority (i) to determine which affiliates and which employees shall be covered by the 2020 Plan; (ii) to determine the terms and provisions of the respective Awards and Award programs; (iii) to adopt, amend or rescind rules and procedures relating to the 2020 Plan; and (iv) to make all determinations necessary or advisable for the proper administration of the 2020 Plan. The Committee’s decisions relating to the administration of the 2020 Plan and grants of Awards shall be final and binding on all persons.

The 2020 Plan permits the Committee to authorize one or more officers of the Company (i) to designate individuals (other than officers or directors of the Company or any affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the 2020 Plan and (ii) to determine the number of shares as to which an Award is granted, subject to the maximum number established by the Committee.

Types of Awards

The 2020 Plan permits the Committee to make a variety of Awards, including incentive and nonqualified options to purchase shares of the Company’s Common Stock, stock appreciation rights, other stock-based Awards which are settled in either cash or shares of the Company’s Common Stock and are determined by reference to shares of stock, such as grants of restricted Common Stock, grants of rights to receive stock in the future, or dividend equivalent rights, and cash performance Awards, which are settled in cash and are not determined by reference to shares of the Company’s Common Stock. These discretionary Awards may be made on an individual basis or through a program approved by the Committee for the benefit of a group of eligible persons.

The number of shares of Common Stock as to which any Award is granted, the potential payout of any Award not denominated in shares of Common Stock and the eligible persons to whom Awards are granted will be determined by the Committee, subject to the provisions of the 2020 Plan. Awards are evidenced by an award agreement (an “Award Agreement”), which sets forth the terms, conditions and restrictions determined by the Committee pursuant to the terms of the 2020 Plan. Awards may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Committee, to the extent not otherwise inconsistent with the terms of the 2020 Plan.

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Options. The Committee may grant both “incentive stock options” (as that term is defined in Section 422 of the Code), which provide the recipient with favorable tax treatment, or options that are not incentive stock options (“non-qualified stock options”).

A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. The purchase price per share of stock subject to a stock option is determined by the Committee and set forth in the Award Agreement but cannot be less than the fair market value of the stock on the date of grant.

The exercise price may be paid in any form or manner authorized by the Committee in the applicable Award Agreement (or amendment thereto), including, but not limited to, cash, cash equivalents or, if allowed under the Award Agreement and not otherwise restricted by the Committee: (i) by delivery to the Company of a number of shares of stock owned by the holder having an aggregate fair market value of not less than the product of the exercise price multiplied by the number of shares the participant intends to purchase upon exercise of the option on the date of delivery; (ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or (iii) by having a number of shares of stock withheld, the fair market value of which as of the date of exercise is sufficient to satisfy the exercise price.

At the time an option is granted, the Committee will determine whether the option is an incentive stock option or a nonqualified stock option. The 2020 Plan provides that the exercise price of any option may not be less than the fair market value of the Common Stock of the Company on the date of the grant. The term of an incentive stock option may not exceed ten (10) years from the date of grant. In addition, an incentive stock option may only be granted under the 2020 Plan within ten (10) years from the date the 2020 Plan was adopted by the Board.

For incentive stock options, special rules relating to the option term and the exercise price apply for employees who, at the time the option is granted, own (directly or indirectly) more than 10% of the Common Stock of the Company or any subsidiary (an “Over 10% Owner”). Incentive stock options granted to an Over 10% Owner must be granted with an exercise price equal to 110% of the fair market value of the Company’s Common Stock on the date of the grant. Also, the term of an incentive stock option granted to an Over 10% Owner cannot exceed five (5) years from the date of grant. For purposes of determining an individual’s ownership percentage of Common Stock, any stock owned by such individual’s spouse, parents, grandparents, children, grandchildren and siblings will be attributed to such individual. In addition, any stock owned by a corporation, partnership, estate or trust in which an individual owns an interest is attributed to that individual on a pro rata basis based on the individual’s ownership percentage.

Subject to any further limitations in the Award Agreement, in the event of a recipient’s termination of employment, the term of an incentive stock option will expire, terminate and become unexercisable no later than three months after the date of the termination of employment; provided, however, that if the termination of employment is due to death or disability, up to one year may be substituted for the three-month period. The Committee may, however, permit an incentive stock option to continue beyond these time limits, in which case the option will become a nonqualified stock option.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of the Company’s Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld.

Reload grants are prohibited under the 2020 Plan. Reload grants are new option grants that are made to an optionee to replace shares delivered by the optionee in payment of the exercise price and/or tax withholding obligation under any other option held by the optionee. The Committee may not directly or indirectly reduce the exercise price of an option after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering an option in consideration of, or in exchange for, the grant of a new option with a lower exercise price, stock, cash, or any other Award would be considered a reduction in the exercise price of the original option.

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Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award is treated as a stockholder with respect to the Award only when the shares of stock are delivered in the future. The Committee will determine and set forth in the Award Agreement the restrictions and conditions applicable to each award of restricted stock or restricted stock units. Restricted stock and restricted stock units have no defined expiration period under the 2020 Plan, but an expiration period can be included in the applicable Award Agreement or program.

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Stock Appreciation Rights. Stock appreciation rights may be granted separately or in connection with another Award. Each stock appreciation right allows the recipient to receive the appreciation per share of the Company’s Common Stock over a defined price which may not be less than the fair market value of a share of the Company’s Common Stock on the date the stock appreciation right is granted. If a stock appreciation right is granted in connection with another Award, it may only be exercised to the extent that the related Award has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular Award. Stock appreciation rights have no defined expiration period under the 2020 Plan, but an expiration period can be included in the applicable Award Agreement or program.

The Committee may not directly or indirectly reduce the strike price of a stock appreciation right after it is granted without the approval of the Company’s stockholders, except in connection with a merger, liquidation, or other similar reorganization of the Company. Surrendering a stock appreciation right in consideration of, or in exchange for, the grant of a new stock appreciation right with a lower strike price, stock, cash, or any other Award would be considered a reduction in the strike price of the original stock appreciation right.

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Other Stock-Based Awards. The 2020 Plan allows the Committee to grant stock-based incentives, other than options, restricted stock, restricted stock units, and stock appreciation rights, that entitle the recipient to receive payment of an amount equal to either the value of a specified number or a percentage or multiple of a specified number of shares of the Company’s Common Stock, or the value of dividends paid on a specified number of shares of Common Stock during a dividend period. Such Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine, and payment may be made in either cash or shares of the Company’s Common Stock, as the Committee may determine. Examples of such stock-based incentives that may be granted pursuant to the 2020 Plan include restricted stock, restricted stock units, performance share Awards, and dividend equivalent rights.

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Cash Performance Awards. The 2020 Plan also allows the Committee to grant cash performance Awards that entitle the recipient to receive payment in cash of an amount equal to the value of a specified number or a percentage or multiple of a specified number of units other than shares of the Company’s Common Stock. Such cash Awards may be subject to such restrictions and other conditions, if any, as the Committee shall determine.

Transfer Limitations on Awards

Awards generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the individual Award. The 2020 Plan permits the transfer of Awards by will or by the laws of intestate succession.

Performance Awards and Performance Criteria

The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation. To the extent that the Committee intends for an Award to qualify as performance-based compensation, the Committee shall make the vesting or payment of the Award subject to the achievement of one or any combination of the performance goals listed below during or over a specified period of time:

•	earnings per share;
•	book value per share;
•	operating cash flow;
•	free cash flow;
•	cash flow return on investments;
•	cash available;
•	net income (before or after taxes);
•	revenue or revenue growth;
•	total shareholder return;
•	return on invested capital;
•	return on shareholder equity;
•	return on assets;
•	return on common book equity;
•	market share;
•	economic value added;
•	operating margin;
•	profit margin;
•	stock price;
•	operating income;
•	EBIT or EBITDA;
•	expenses or operating expenses;
•	productivity of employees as measured by revenues, costs, or earnings per employee;
•	working capital;
•	improvements in capital structure; or
•	cost reduction goals.

The performance goals may be applied to the Company, any affiliate or any business unit, either individually, alternatively or in combination. In addition, the Committee may appropriately adjust the performance goals previously established with respect to a particular grant of an Award to remove the effect of equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting report results; accruals for reorganization and restructuring programs; discontinued operations; and extraordinary and non-recurring items.

The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Awards that are denominated in shares of Common Stock shall not exceed 200,000, subject to adjustment in accordance with the provisions of the 2020 Plan. Furthermore, the maximum aggregate dollar amount that may be paid under any performance Award denominated in cash during any calendar year to an employee may not exceed $2,000,000.

After the date of grant, the Committee, in its sole discretion and for such reasons as it determines to be appropriate, may modify the terms and conditions of an Award except to the extent inconsistent with other provisions of the 2020 Plan. Such modifications may include, among others, changes to or waivers of any forfeiture provisions under an Award; changes to the settlement terms of any Award; waiver of any early expiration provisions; or adjustments to an Award in connection with a reorganization or change in control of the Company, as discussed in further detail below.

Tax Withholding

The Company shall deduct from all cash distributions under the 2020 Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of stock under the 2020 Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award program, or Committee procedure so provides, a participant may elect to have the number of shares of stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of stock which, when multiplied by the fair market value of the shares of stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

Tax Reimbursement Payments

The Committee has the option to make cash tax reimbursement payments designed to cover tax obligations of recipients that result from the receipt or exercise of an Award.

Termination of Awards

The terms of a particular Award may provide that it terminates, among other reasons: upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company; upon a specified date; upon the holder’s death or disability; or upon the occurrence of a change in control of the Company. Awards may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. In the Committee’s discretion, Awards that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of an Award and to the provisions of the 2020 Plan.

Reorganizations; Change in Control

The number of shares of Common Stock reserved for the grant or for issuance in connection with the exercise, settlement, vesting, or payment of an Award, as applicable, the exercise price of an option and the threshold price of a stock appreciation right, the specified number of shares of Common Stock to which an Award pertains and the annual limit on the number of shares of Common Stock subject to Awards or on the number of shares of Common Stock which may be used to settle an Award will be adjusted in the event of any stock dividend, stock split, spinoff, rights offering or recapitalization of the Company or similar event effected without the receipt of consideration.

In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in the Company’s capital structure, tender offer or a change in control of the Company (which such “change in control” is defined by the Committee in the applicable Award Agreement or Award program), Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided that the adjustment is not inconsistent with the terms of the 2020 Plan or any agreement reflecting the terms of an Award. The Company may also use the 2020 Plan to assume Awards previously granted by the Company or a third party in favor of persons who become eligible to participate under the 2020 Plan.

Amendment or Termination

The 2020 Plan may be amended or terminated by the Board. No amendment may increase the number of shares available for the grant of incentive stock options, change the classes of persons who can receive incentive stock options, or change in the granting corporation or the shares available for purchase or grant under the 2020 Plan without stockholder approval, provided that further stockholder approval will not be required in certain transactions if the 2020 Plan is fully described in an agreement or other document, such as a consolidation agreement, reflecting the transaction, and the transaction is approved by the stockholders. Under the 2020 Plan, stockholder approval would not necessarily be required for all possible amendments that might increase the costs of the 2020 Plan. No amendment or termination by the Board may adversely affect the rights of a holder of an Award without the holder’s consent.

The Committee may modify the terms of any one or more awards, in its sole discretion, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the 2020 Plan or Award) or would otherwise be inconsistent with other provisions of the 2020 Plan.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences relevant to participants in the 2020 Plan based on the Code as currently in effect. This discussion is not intended to be a complete discussion of the tax consequences relating to the 2020 Plan and does not discuss any state, local or foreign tax consequences. Individual participants should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2020 Plan, particularly since individual circumstances may vary.

Incentive Stock Options

In general, a participant will not recognize taxable income or be taxed upon the grant of an incentive stock option nor upon exercise of all or a portion of the option. Instead, the participant will be taxed at the time he or she sells the shares of Common Stock purchased on exercise of the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Common Stock and the amount for which he or she sells the Common Stock. If the participant does not sell the shares of Common Stock during the two-year period from the date of grant of the incentive stock option and the one-year period from the date the Common Stock is transferred to him or her, the gain will be capital gain, and the Company will not be entitled to a corresponding deduction. If the participant sells the shares of Common Stock at a gain prior to that time, the difference between the amount the participant paid for the Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income. If the participant sells the shares of Common Stock for less than the amount he or she paid for the stock prior to the one- or two-year periods indicated, no amount will be taxed as ordinary compensation income and the loss will be taxed as a capital loss. Upon exercise of an incentive stock option, the excess of the fair market value of the Common Stock received over the amount paid for such Common Stock will be taken into account as an adjustment to such participant’s alternative minimum taxable income, and may subject a participant to, or increase a participant’s liability for, the alternative minimum tax. Special rules apply to a participant who exercises an incentive option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Nonqualified Stock Options

A participant will not generally recognize taxable income and will not be taxed upon the grant of a nonqualified option or at any time prior to the exercise of all or a portion of the option. At the time the participant exercises all or a portion of a nonqualified option, he or she will have compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction. Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when the nonqualified option was exercised. Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Common Stock to the Company.

Stock Awards

A recipient will not generally be taxed upon the grant of a stock award if such Award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable (within the meaning of Section 83 of the Code) by the recipient or are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a recipient so elects under Section 83(b) of the Code at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock Incentives

Generally, a participant will not recognize income and will not be taxed upon the grant of a stock appreciation right, dividend equivalent right, restricted stock unit, or performance Award (collectively, the “Equity Incentives”). At the time a participant receives payment under any Equity Incentive, generally, he or she will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Common Stock received, and the Company will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state, or local tax withholding obligations as a result of the grant, exercise or settlement of an Award. The tax withholding obligation may be satisfied by payment in the form of cash, certified check, previously-owned shares of the Company’s Common Stock or, if a participant elects with the permission of the Committee, by a reduction in the number of shares to be received by the participant under the Award.

Code Section 409A

The 2020 Plan is intended to meet requirements for exemptions from coverage, or otherwise avoid triggering adverse tax consequences, under Code Section 409A governing nonqualified deferred compensation. In the event an Award which provides deferred compensation loses eligibility for such exemption, or otherwise triggers such adverse tax consequences, whether by design or by operational failure, such Award will be subject to adverse taxation under Code Section 409A (i.e., the Award and all similar types of deferred compensation will be (i) taxed upon vesting and (ii) subject to both an additional 20% tax and an interest assessment).

The foregoing is only a summary of the effect of federal income taxation upon participants and the Company with respect to the grant, vesting and exercise of Awards under the 2020 Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Code Section 162(m)

Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to each of the company’s principal executive officer, principal financial officer and the company’s three next most highly compensated executives (“covered employees”). The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the ability of companies to rely on the “performance-based” compensation exception under Section 162(m) and extended the application of Section 162(m) to compensation payable to any person who was a covered employee at any time after 2016 (including compensation payable after termination of employment). As a result, the Company will not be able to take a deduction for any compensation paid to its covered employees in excess of $1 million unless the compensation originally qualified for the “performance-based” compensation exception and qualifies for transition relief applicable to certain arrangements in place on November 2, 2017 (which would not include any grants of Awards made after the adoption of the 2020 Plan).

Equity Compensation Plan Information

The following table sets forth information as of May 30, 2020, with respect to compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Per Share Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Security Holders	1,403,648		$8.76		884,879
Equity Compensation Plans Not Approved by Security Holders	23,564	(1)	$12.95	(1)	—
Total	1,427,212		$8.83		884,879

(1) Options issued in 1987 pursuant to an employment contract with a former officer and director of Richardson Electronics, Ltd.

New Plan Benefits

Our directors and executive officers have an interest in this proposal as they would be eligible to receive equity Awards under the 2020 Plan. As of the date hereof, no Awards have been granted under the 2020 Plan. The selection of individuals who will receive Awards, as well as all awards granted, under the 2020 Plan (if the proposal to approve such plan is adopted by the stockholders), will be made in the discretion of the Committee. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our shares on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2020 Plan.

Our grants of options and restricted stock to our Named Executive Officers are described in the “Compensation Discussion and Analysis” and “Compensation of Non-Director Executive Officers” sections of this proxy statement. Further, the Company’s grant of options to our non-employee directors is described under the “Corporate Governance – Compensation of Directors” and “– Fiscal Year 2020 Director Compensation Table” sections of this proxy statement.

The following table reflects equity awards granted in fiscal 2020 to our Named Executive Officers (individually and as a group), non-employee directors as a group and Company employees other than executive officers as a group:

	Stock Options	Restricted Stock	Total
Named Executive Officers:
Edward J. Richardson (Chairman of the Board, President and Chief Executive Officer)	20,000	20,000	40,000
Wendy S. Diddell (Executive Vice President and Chief Operating Officer)	20,000	20,000	40,000
Gregory J. Peloquin (Executive Vice President Power and Microwave Technologies Group)	9,000	10,000	19,000
Robert J. Ben (Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary)	7,500	7,500	15,000
Jens Ruppert (Executive Vice President and General Manager, Canvys)	5,000	10,000	15,000
All Named Executive Officers as a group	61,500	67,500	129,000
All nonemployee directors as a group	25,000	—	25,000
All company employees other than named executive officers as a group	93,000	5,000	98,000

The following table reflects equity awards granted following the completion of our fiscal 2020 and in our current fiscal 2021, in July 2020 to our Named Executive Officers (individually and as a group), non-employee directors as a group and Company employees other than executive officers as a group:

	Stock Options	Restricted Stock	Total
Named Executive Officers:
Edward J. Richardson (Chairman of the Board, President and Chief Executive Officer)	20,000	20,000	40,000
Wendy S. Diddell (Executive Vice President and Chief Operating Officer)	20,000	20,000	40,000
Gregory J. Peloquin (Executive Vice President Power and Microwave Technologies Group)	9,000	10,000	19,000
Robert J. Ben (Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Secretary)	7,500	7,500	15,000
Jens Ruppert (Executive Vice President and General Manager, Canvys)	5,000	10,000	15,000
All Named Executive Officers as a group	61,500	67,500	129,000
All nonemployee directors as a group	25,000	—	25,000
All company employees other than named executive officers as a group	102,000	5,000	107,000

The number of Awards granted in the future may be different from the number granted in fiscal 2020 or fiscal 2021.

Required Vote and Recommendation

The affirmative vote of the holders of shares representing a majority of the common shares present in person or represented by proxy and entitled to vote will be required to approve Proposal 4. The effect of an abstention is the same as a vote “AGAINST” Proposal 4, and a broker non-vote will have no effect on Proposal 4.

Recommendation

We strongly believe that the approval of the 2020 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options and other Awards such as those provided under the 2020 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such Awards also are crucial to our ability to motivate employees to achieve our goals. Our use of Awards to compensate our officers, employees and directors also acts to further align the interests of our officers, employees and directors with the interests of our stockholders. For the reasons stated above, the stockholders are being asked to approve the 2020 Plan.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2021 Annual Meeting must be received by the Company by April 26, 2021. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission. It is suggested that the proposal be submitted by certified mail, return receipt requested. Stockholders who intend to present a proposal at the 2021 Annual Meeting without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than July 10, 2021. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Annual Report

Our Annual Report on Form 10-K for the 2020 fiscal year accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

A copy of the 2020 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to stockholders without charge upon written request to: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2020 Form 10-K is also available through the Securities and Exchange Commission’s website (www.sec.gov).

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of either the notice of Internet availability of the proxy statement or of this proxy statement and Annual Report on Form 10-K may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of these documents to you if you call or write us at: Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Secretary; telephone (630) 208-2200.

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all directors, officers and employees, including the Chief Executive Officer and Chief Financial Officer. A current copy of the code is posted on our website, which is located at www.rell.com under “Investor Relations” and may be obtained without charge from our Corporate Secretary, Richardson Electronics, Ltd., 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Our policies and practices include ethical and legal standards that must be followed by employees in conducting our business. Compliance with laws and regulations is specifically required. Every employee has the right and duty to report to the Company, to the extent not contrary to local law, any conduct which does not conform to these ethical and legal standards. We established the Richardson Hot Line to receive reports of possible wrongdoing and to answer questions about business conduct. Calls go directly to our Internal Audit Representative, or Audit Committee Representative.

Also, employees may report violations directly to appropriate government officials. Hotline posters explaining the procedure for making and handling Hot Line/Open Line calls are posted in our facilities and on our intranet for all employees to review. Employees at any level can call directly when they have a business conduct issue, without fear of reprisal.

Stockholder Communications

Stockholders may communicate with our Board of Directors by writing to Richardson Electronics, Ltd., Board of Directors, 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393.

Other Matters Before the Annual Meeting

As of the date of this proxy statement, we know of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

ANNEX A - RICHARDSON ELECTRONICS, LTD AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

SECTION I.  DEFINITIONS

1.1Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)“Affiliate” means:

(1)Any Subsidiary or Parent;

(2)An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3)Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)“Award Agreement” means any written agreement, contract, or other instrument or document as may from time to time be designated by the Company as evidencing an Award granted under the Plan.

(c)“Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(d)“Awards” means, collectively, Cash Performance Awards, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards.

(e)“Board of Directors” means the board of directors of the Company.

(f)“Cash Performance Award” means an Award described in Section 3.5 that is settled in cash and does not have a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock.

(g)“Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means the committee appointed by the Board of Directors to administer the Plan; provided that, if no such committee is appointed, the Board of Directors in its entirety shall constitute the Committee.  The Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Awards granted by an officer or officers of the Company and/or the Chairperson of the Compensation Committee pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers and/or such Chairperson, unless the context would clearly indicate otherwise.

(i)“Company” means Richardson Electronics, Ltd., a Delaware corporation.

(j)“Disability” unless otherwise defined by the Committee in the applicable Award Agreement or Award Program, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)“Effective Date” means the date described in Section 5.13.

(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)“Exercise Price” means the exercise price per share of Stock purchasable under an Option.

(n)“Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(o)“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p)“Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

(q) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(r)“Other Stock-Based Award” means an Award described in Section 3.4 that has a value that is derivative of the value of, determined by reference to a number of shares of, or determined by reference to dividends payable on, Stock and may be settled in cash or in Stock. Other Stock-Based Awards may include, but not be limited to, grants of Stock, grants of rights to receive Stock in the future, or dividend equivalent rights.

(s) “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(t)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(u)“Participant” means an individual who receives an Award hereunder.

(v)“Performance Goals” means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

(i)	earnings per share;
(ii)	book value per share;
(iii)	operating cash flow;
(iv)	free cash flow:
(v)	cash flow return on investments;

(vi)	cash available;
(vii)	net income (before or after taxes);
(viii)	revenue or revenue growth;
(ix)	total shareholder return;
(x)	return on invested capital;
(xi)	return on shareholder equity;
(xii)	return on assets;
(xiii)	return on common book equity;
(xiv)	market share;
(xv)	economic value added;
(xvi)	operating margin;
(xvii)	profit margin;
(xviii)	stock price;
(xix)	operating income;
(xx)	EBIT or EBITDA;
(xxi)	expenses or operating expenses;
(xxii)	productivity of employees as measured by revenues, costs, or earnings per employee;
(xxiii)	working capital;
(xxiv)	improvements in capital structure;
(xxv)	cost reduction goals; or
(xxvi)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under ASC 718; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

(w)“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(x)“Plan” means the Richardson Electronics, Ltd. Amended and Restated 2011 Long-Term Incentive Plan.

(y)“Prior Plan” means Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan adopted by the Board of Directors effective July 19, 2011 and approved by the Company’s stockholders on October 4, 2011 and as amended.

(z)“Separation from Service” shall mean a termination of a Participant’s employment or other service relationship with the Company, subject to the following requirements:

(1)in the case of a Participant who is an employee of the Company, a termination of the Participant’s employment where either (A) the Participant has ceased to perform any services for the Company and all affiliated companies that, together with the Company, constitute the “service recipient” within the meaning of Code Section 409A (collectively, the “Service Recipient”) or (B) the level of bona fide services the Participant performs for the Service Recipient after a given date (whether as an employee or as an independent contractor) permanently decreases (excluding a decrease as a result of military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Service Recipient under an applicable statute or by contract) to no more than twenty percent (20%) of the average level of bona fide services performed for the Service Recipient (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of service if the Participant has been providing services to the Service Recipient for less than 36 months); or

(2)in the case of a Participant who is an independent contractor engaged by the Service Recipient, a termination of the Participant’s service relationship with the Service Recipient either (A) upon the expiration of the contract (or in the case of more than one contract, all contracts) under which services are performed for the Service Recipient if the expiration constitutes a good-faith and complete termination of the contractual relationship; or (B) if, with respect to amounts payable to the Participant under an Award upon the termination of the independent contractor’s relationship with the Service Recipient, no amount will be paid to the Participant before at least twelve (12) months after the day on which the contract expires under which the Participant performs services for the Service Recipient (or, in the case of more than one contract, all such contracts expire) and no amount payable to the Participant on that date will be paid to the Participant if, after the expiration of the contract (or contracts) and before that date, the Participant performs services for the Service Recipient as an independent contractor or an employee; or

(3)in any case, as may otherwise be permitted under Code Section 409A.

(aa)“Stock” means the Company’s common stock.

(bb)“Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(cc)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd)“Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects an Award, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2. THE LONG-TERM INCENTIVE PLAN

2.1Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors, consultants, and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors, consultants, and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, consultants, and other service providers.

2.2Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, the number of shares of Stock available for Awards under the Plan shall be equal to the remaining number of shares available for future Awards under the Prior Plan as of the Effective Date of the Plan, plus an additional one million (1,000,000) shares of Stock (the “Maximum Plan Shares”). The Maximum Plan Shares are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Awards, all or any of which may be pursuant to any one or more Award, including without limitation, Incentive Stock Options. Options and Stock Appreciation Rights awarded shall reduce the Maximum Plan Shares available for Awards by one share for every one share subject to such Award. Full value awards (all Awards other than Options and Stock Appreciation Rights) settled in shares of Stock shall reduce the Maximum Plan Shares available for Awards by two shares for every one share awarded. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) after the Effective Date of the Plan will again be available for purposes of the Plan.

  2.3Administration of the Plan.

(a)The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants, and other service providers of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and Award Programs and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)Notwithstanding any other provision of this Plan, the Committee may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act) to receive Awards under the Plan, and (2) determine the number of shares of Stock subject to such Awards; provided however, that the resolution shall specify the total number of shares of Stock that may be granted subject to such Awards.

2.4Eligibility and Limits. Awards may be granted only to officers, employees, directors, consultants, and other service providers of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). Subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Awards (other than Other Stock-Based Awards that are payable in cash or Cash Performance Awards) may be granted during any calendar year to any employee may not exceed two hundred thousand (200,000), and the maximum aggregate dollar amount that may be paid in any calendar year to any employee with respect to Other Stock-Based Awards that are payable in cash and Cash Performance Awards may not exceed Two Million Dollars ($2,000,000). If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3. TERMS OF AWARDS

3.1Terms and Conditions of All Awards.

(a)The number of shares of Stock as to which an Award may be granted or the amount of an Award will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award. Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.

(c)The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of such Award.

(d)Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)Awards are not transferable or assignable except by will or by the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death, and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the State in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(f)After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would adversely affect the rights of a Participant under the Award (except as otherwise permitted under the Plan or Award) or would be inconsistent with other provisions of the Plan.

3.2Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the Exercise Price must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than one hundred and ten percent (110%) of the Fair Market Value on the date the Option is granted.

(b)Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Award Agreement.

(c)Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash, cash equivalents, or, if the Award Agreement provides, but in any case subject to such procedures or restrictions as the Committee may impose:

(i)by delivery to the Company of a number of shares of Stock owned by the holder having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

(d)Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), a Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)No Reload Grants.   Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

(h)No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the exercise price of an Option may not be reduced after the grant of the Option and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock, cash, or any other Award.

3.3Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by an Award Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price, which may not be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant, at the discretion of the Committee, the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)No Repricing.  Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.

3.4Terms and Conditions of Other Stock-Based Awards.  An Other Stock-Based Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of shares of Stock granted by the Committee, (ii) a percentage or multiple of the value of a specified number of shares of Stock determined by the Committee or (iii) dividend equivalents on a specified, or a determinable number, or a percentage or multiple of specified number, of shares of Stock determined by the Committee.  At the time of the grant, the Committee must determine the specified number of shares of Stock or the percentage or multiple of the specified number of shares of Stock, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Other Stock-Based Award. The Committee may provide for an alternate percentage or multiple under certain specified conditions.

(a)Payment.  Payment in respect of Other Stock-Based Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)Conditions to Payment.  Each Other Stock-Based Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Other Stock-Based Award, the Committee, at any time before complete termination of such Other Stock-Based Award, may accelerate the time or times at which such Other Stock-Based Award may be paid in whole or in part.

3.5Terms and Conditions of Cash Performance Awards.  A Cash Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee. At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Cash Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the Performance Goals, if any, applicable to the determination of the ultimate payment value of the Cash Performance Award. The Committee may provide for an alternate base value for each unit or an alternate percentage or multiple under certain specified conditions.

(a)Payment.  Payment in respect of Cash Performance Awards shall be made by the Company in cash.

(b)Conditions to Payment.  Each Cash Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Cash Performance Award, the Committee, at any time before complete termination of such Cash Performance Award, may accelerate the time or times at which such Cash Performance Award may be paid in whole or in part.

3.6Treatment of Awards on Termination of Employment.  Except as otherwise provided by Plan Section 3.2(e), any Award under this Plan to a Participant who has experienced a Termination of Employment, Separation from Service, or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment, Separation from Service or termination of some other service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION 4. RESTRICTIONS ON STOCK

4.1Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian may require a Participant to complete an irrevocable stock power appointing the Custodian or the Custodian’s designee as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Award Agreement or Award Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Award Agreement or Award Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION 5. GENERAL PROVISIONS

5.1Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Award. A Participant may satisfy the withholding obligation in cash, cash equivalents, or if and to the extent the applicable Award Agreement, Award Program, or Committee procedure so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of an Award.

5.2Changes in Capitalization; Merger; Liquidation.

(a)The number of shares of Stock reserved for the grant of Options, Stock Appreciation Rights and Other Stock-Based Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, vesting, grant or payment, as applicable, of each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award (if any); the Exercise Price of each outstanding Option, the threshold price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Option, Stock Appreciation Right, and Other Stock-Based Award pertains, the total number of shares of Stock that may be subject to Awards granted by one or more officers of the Company and/or the Chairperson of the Compensation Committee of the Board of Directors, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying an Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)In the event of a merger, consolidation, reorganization, extraordinary dividend, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement or Award Program), that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new Awards, the assumption of awards not originally granted under the Plan, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award, all as may be provided in the applicable Award Agreement or Award Program or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)Notwithstanding any other provision of this Plan to the contrary, in taking any action pursuant to Subsection (a) or (b) with respect to a Nonqualified Stock Option or a Stock Appreciation Right, the Committee shall consider any provisions of Code Section 409A and the regulations thereunder that are required to be followed as a condition of the Nonqualified Stock Option and the Stock Appreciation Right not being treated as the grant of a new Option or Stock Appreciation Right or a change in the form of payment. Any adjustment described in the preceding sentence may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3Awards to Non-U.S. Employees.  The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the United States of America shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on Separation from Service or Termination of Employment; available methods of exercise or settlement of an Award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

5.4Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.5Compliance with Code.

(a)Code Section 422.All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

(b)Code Section 409A.Except to the extent provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Code Section 409A. If the Committee determines that an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan, Award Agreement, and / or Award Program will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.6Right to Terminate Employment or Service.  Nothing in the Plan or in any Award Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant, or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.7Non-Alienation of Benefits.  Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.8Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale, including without limitation a right of first refusal, as the Company, in its discretion, shall deem appropriate.

5.9Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.10Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors shall obtain stockholder approval for any amendment to the Plan that, except as provided under Section 5.2 of the Plan, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available for issuance under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange or the Code. Unless the Award Agreement or Award Program explicitly provides otherwise, no such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.11Stockholder Approval.  The Plan as amended and restated herein shall be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan as amended and restated herein by the Board of Directors of the Company. If such approval is not obtained, any Award granted under the Plan as amended and restated herein on or after the Effective Date (as defined in Section 5.13) will be void.

5.12Choice of Law.  The laws of the State of Illinois shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13Effective Date of Plan.  The Richardson Electronics, Ltd 2011 Long-Term Incentive Plan was adopted by the Board of Directors effective July 19, 2011 and approved by the Company’s stockholders on October 4, 2011 (as amended, the “Prior Plan”). The Plan, as amended and restated herein, was adopted by the Board of Directors on July 21, 2020, subject to the approval of the stockholders of the Company as described in Section 5.11. The Plan as amended and restated herein shall become effective as of the date the Plan was approved by the Board of Directors (such date, subject in all cases, to the approval of the Plan by the stockholders of the Company, the “Effective Date”). The amendments made to the Prior Plan shall affect only Awards granted on or after the Effective Date, subject to approval by the stockholders of the Company. Awards granted prior to the Effective Date shall be governed by the terms of the Prior Plan and Award Agreements as in effect prior to the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, and the Plan as amended and restated herein will not affect the terms and conditions of any Award under the Prior Plan granted prior to the Effective Date. Further, the terms of the Plan as amended and restated herein are not intended to affect the interpretation of the terms of the Prior Plan as they existed prior to the Effective Date. In the event the Plan as amended and restated herein is not approved by the stockholders of the Company, the Plan as amended and restated herein shall be null and void and of no force or effect, but the Prior Plan and the Awards granted thereunder (or under any predecessor plans) on or prior to the Effective Date shall remain in full force and effect.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RICHARDSON ELECTRONICS, LTD. C/O BROADRIDGE PO BOX 1342 EDGEWOOD, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees
	01 Edward J. Richardson	02 Paul J. Plante	03 Jacques Belin
	04 James Benham	05 Kenneth Halverson	06 Robert Kluge
The Board of Directors recommends you vote FOR proposals 2., 3. and 4..	For	Against	Abstain

2.	To ratify the selection of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2021.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company's Named Executive Officers.	☐	☐	☐

4.	To approve the amendment and restatement of the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan.	☐	☐	☐

NOTE:		In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

For address change/comments, mark here.	☐

(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

RICHARDSON ELECTRONICS, LTD.

Annual Meeting of Stockholders

October 6, 2020 at 2:00 PM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Edward J. Richardson and Wendy S. Diddell as Proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock and Class B Common Stock of Richardson Electronics, Ltd. held of record by the undersigned at the close of business on August 7, 2020 at the Annual Meeting of Stockholders to be held on October 6, 2020 or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reserve side). Continued and to be signed on reverse side